PRUDENTIAL GOVERNMENT SECURITIES TRUST
(SHORT-INTERMEDIATE TERM SERIES)

-------------------------------------------------------------------------------


PROSPECTUS DATED FEBRUARY 3, 1997


-------------------------------------------------------------------------------

Prudential Government Securities Trust (the Trust) is a diversified, open-end management investment company whose shares of beneficial interest are presently offered in three series. Each series operates as a separate fund with its own investment objectives and policies designed to meet its specific investment goals.

The investment objective of the Short-Intermediate Term Series (the Series) is to achieve a high level of income consistent with providing reasonable safety. The Series seeks to achieve its objective by investing at least 65% of its total assets in U.S. Government securities, including U.S. Treasury Bills, Notes, Bonds and other debt securities issued by the U.S. Treasury, and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. There can be no assurance that the Series' investment objective will be achieved. See "How the Trust Invests-Investment Objective and Policies."

The Series may also invest up to 35% of its assets in fixed-rate and adjustable rate mortgage-backed securities, asset-backed securities, corporate debt securities (among other privately issued instruments), rated A or better by Standard & Poor's Ratings Group or Moody's Investors Service, Inc. or comparably rated by any other Nationally Recognized Statistical Rating Organization (NRSRO) or, if unrated, determined to be of comparable quality by the Series' investment adviser, and money market instruments of a comparable short-term rating. See "How the Trust Invests-Other Investments and Policies." The Series may also engage in various strategies using derivatives, including the use of put and call options on securities and financial indices, transactions involving futures contracts and related options, short selling and use of leverage, including reverse repurchase agreements and dollar rolls, which entail additional risks to the Series. See "How the Trust Invests-Investment Objective and Policies-Other Investments and Investment Techniques."


The Trust's address is Gateway Center Three, Newark, New Jersey 07102-4077, and its telephone number is (800) 225-1852.


-------------------------------------------------------------------------------


This Prospectus sets forth concisely the information about the Trust and the Series that a prospective investor should know before investing. Additional information about the Trust has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated February 3, 1997, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Trust at the address or telephone number noted above.


-------------------------------------------------------------------------------

INVESTORS  ARE  ADVISED  TO  READ  THIS  PROSPECTUS  AND  RETAIN  IT FOR  FUTURE
REFERENCE.

-------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
                                TRUST HIGHLIGHTS
-------------------------------------------------------------------------------

    The following summary is intended to highlight certain information contained in this prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.

-------------------------------------------------------------------------------

WHAT IS PRUDENTIAL GOVERNMENT SECURITIES TRUST?

    Prudential Government Securities Trust is a mutual fund whose shares are offered in three series, each of which operates as a separate fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objective. Technically, the Trust is an open-end, diversified management investment company. Only the Short-Intermediate Term Series is offered through this Prospectus.

WHAT IS THE SERIES' INVESTMENT OBJECTIVE?

    The Series' investment objective is to achieve a high level of income consistent with providing reasonable safety. There can be no assurance that the Series' investment objective will be achieved. See "How the Trust Invests-Investment Objective and Policies" at page 6.


WHAT ARE THE SERIES' RISK FACTORS AND SPECIAL CHARACTERISTICS?


    In  seeking  to  achieve  its  objective,   the  Series  will  under  normal
circumstances invest at least 65% of its total assets in U.S. Government securities, including U.S. Treasury Bills, Notes, Bonds and other debt securities issued by the U.S. Treasury, and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. See "How the Trust Invests-Investment Objective and Policies" at page 6. The Series may also invest up to 35% of its assets in fixed-rate and adjustable rate mortgage-backed securities, asset-backed securities, corporate debt securities (among other privately issued instruments), rated A or better by Standard & Poor's Ratings Group or Moody's Investors Service, Inc. or comparably rated by any other Nationally Recognized Statistical Rating Organization (NRSRO) or, if unrated, determined to be of comparable quality by the Series' investment adviser, and money market instruments of a comparable short-term rating. See "How the Trust Invests-Other Investments and Policies" at page 8. The Series may also engage in various strategies using derivatives, including the use of put and call options on securities and financial indices, transactions involving futures contracts and related options, short selling and use of leverage, including reverse repurchase agreements and dollar rolls, which entail additional risks to the Series. See "How the Trust Invests-Investment Objective and Policies-Other Investments and Investment Techniques" at page 11.

WHO MANAGES THE TRUST?


    Prudential Mutual Fund Management LLC(PMF or the Manager) is the Manager of the Trust and is compensated for its services at an annual rate of .40 of 1% of the Series' average daily net assets. As of December 31, 1996, PMF served as manager or administrator to 62 investment companies, including 40 mutual funds, with aggregate assets of approximately $55.2 billion. The Prudential Investment Corporation (PIC, the Subadviser or the investment adviser) furnishes investment advisory services in connection with the management of the Trust under a Subadvisory Agreement with PMF. See "How the Trust is Managed-Manager" at page 17.


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

WHO DISTRIBUTES THE SERIES' SHARES?


    Prudential Securities Incorporated (PSI or the Distributor), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Series' shares and is paid an annual service fee at the rate of up to .25 of 1% of the average daily net assets of the Series' Class A shares. Prudential Securities incurs the expense of distributing the Series' Class Z shares under a Distribution Agreement with the Trust, none of which is reimbursed or paid for by the Trust. See "How the Trust is Managed-Distributor" at page 18.


WHAT IS THE MINIMUM INVESTMENT?


    The minimum initial investment for Class A shares is $1,000. The subsequent minimum investment for Class A shares is $100. There is no minimum initial or subsequent investment requirement for investors who qualify to purchase Class Z shares. There is no minimum investment requirement for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan the minimum initial and subsequent investment is $50. See "Shareholder Guide-How to Buy Shares of the Trust" at page 23 and "Shareholder Guide-Shareholder Services" at page 28.


HOW DO I PURCHASE SHARES?


    You may purchase shares of the Series through Prudential Securities Incorporated (Prudential Securities or PSI), Pruco Securities Corporation (Prusec) or directly from the Trust, through its transfer agent, Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent) at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities. Class Z shares are offered to a limited group of investors at net asset value without any sales charge. See "How the Trust Values its Shares" at page 19 and "Shareholder Guide-How to Buy Shares of the Trust" at page 23.


HOW DO I SELL MY SHARES?


    You may redeem your shares of the Series at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. See "Shareholder Guide-How to Sell Your Shares" at page 25.


HOW ARE DIVIDENDS AND DISTRIBUTIONS PAID?


    The Series expects to declare daily and pay monthly dividends of net investment income and make distributions annually of any net capital gains. Dividends and distributions will be automatically reinvested in additional shares of the Series at NAV unless you request that they be paid to you in cash. See "Taxes, Dividends and Distributions" at page 20.


-------------------------------------------------------------------------------

                  TRUST EXPENSES-SHORT-INTERMEDIATE TERM SERIES

SHAREHOLDER TRANSACTION EXPENSES                       CLASS A SHARES    CLASS Z SHARES
                                                       --------------    --------------

Maximum Sales Load Imposed on Purchases ..............      None             None

Maximum Sales Load Imposed on Reinvested Dividends ...      None             None

Maximum Deferred Sales Load ..........................      None             None

Redemption Fees ......................................      None             None

Exchange Fees ........................................      None             None

ANNUAL SERIES OPERATING EXPENSES*
(AS A PERCENTAGE OF AVERAGE NET ASSETS)

  Management Fees ....................................      0.40%            0.40%

  12b-1 Fees .........................................      0.22%            None

  Other Expenses .....................................      0.39%            0.39%
                                                            -----            -----
  Total Series Operating Expenses ....................      1.01%            0.79%
                                                            =====            =====

                    EXAMPLE                            1 YEAR           3 YEARS           5 YEARS          10 YEARS
                    -------                            ------           -------           -------          --------
You would pay the following expenses on a $1,000
  investment, assuming (1) 5% annual return, and (2)
  redemption at the end of each time period:

     Class A ......................................    $10              $32               $56              $124
     Class Z* .....................................    $ 8              $25               $44              $ 98

    The  above  example  is based  on data for the  Series'  fiscal  year  ended
November 30, 1996. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST
OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    The purpose of this table is to assist an investor in understanding the various costs and expenses that an investor in the Series will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Trust is Managed." "Other Expenses" include operating expenses of the Series, such as Trustees' and professional fees, registration fees, reports to shareholders and transfer agent and custodian fees.

-----------------
*Estimated  based on expenses  expected to have been  incurred if Class Z shares had been in existence during the fiscal year ended November 30, 1996.


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              FINANCIAL HIGHLIGHTS
           (FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT
                 EACH OF THE PERIODS INDICATED) (CLASS A SHARES)
-------------------------------------------------------------------------------

    The following financial highlights, with respect to the five-year period ended November 30, 1996, for the Series' Class A shares have been audited by Price Waterhouse LLP, independent auditors, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a
Class A share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for each of the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide-Shareholder Services-Reports to Shareholders."
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                         SHORT-INTERMEDIATE TERM SERIES-CLASS A SHARES
                                --------------------------------------------------------------------------------------------------
                                                                    YEAR ENDED NOVEMBER 30,
                                --------------------------------------------------------------------------------------------------
                                  1996(A)     1995     1994      1993       1992      1991      1990       1989     1988(A)   1987
                                  ----        ----     ----      ----       ----      ----      ----       ----     ----      ----
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of
  period ....................... $9.74       $ 9.17   $10.06    $ 9.97     $10.00    $ 9.71    $ 9.96    $ 9.92    $10.24    $10.97
                                 -----       ------   ------    ------     ------    ------    ------    ------    ------    ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income ..........   .51          .56      .64       .69        .75       .82       .84       .92       .92       .92
Net realized and unrealized gain
  (loss) on investment
  transactions .................  (.01)         .55     (.89)      .11       (.03)      .31      (.21)      .12      (.29)     (.71)
                                 -----       ------   ------    ------     ------    ------    ------    ------    ------    ------
  Total from investment
    operations .................   .50         1.11     (.25)      .80        .72      1.13       .63      1.04       .63       .21
                                 -----       ------   ------    ------     ------    ------    ------    ------    ------    ------
LESS DISTRIBUTIONS:
Dividends from net investment
  income .......................  (.54)        (.54)    (.52)     (.69)      (.75)     (.84)     (.88)    (1.00)     (.95)     (.78)
Tax return of capital
  distribution .................     -          -       (.12)     (.02)       -        -          -         -         -         -
Distributions of net realized
  gains ........................     -          -        -          -         -        -          -         -         -        (.16)
                                 -----       ------   ------    ------     ------    ------    ------    ------    ------    ------
Total distributions ............  (.54)        (.54)    (.64)     (.71)      (.75)     (.84)     (.88)    (1.00)     (.95)     (.94)
                                 -----       ------   ------    ------     ------    ------    ------    ------    ------    ------
Net asset value, end of period . $9.70       $ 9.74   $ 9.17    $10.06     $ 9.97    $10.00    $ 9.71    $ 9.96    $ 9.92    $10.24
                                 -----       ------   ------    ------     ------    ------    ------    ------    ------    ------
                                 -----       ------   ------    ------     ------    ------    ------    ------    ------    ------
TOTAL RETURN(b)                   5.34%       12.37%   (2.58)%    8.26%      7.40%    12.19%     6.73%    11.12%     6.47%     1.87%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000). $185,235  $212,996  $241,980  $347,944  $303,451  $298,086  $328,458  $396,519  $473,982  $633,652
Average net assets (000) ....... $186 567  $209,521  $307,382  $321,538  $294,388  $301,643  $354,064  $424,386  $537,422  $903,473
Ratio to average net assets:
  Expenses, including
    distribution fees ..........  1.01%         .95%      .84%      .80%      .79%      .79%      .88%      .86%      .83%      .72%
  Expenses, excluding
    distribution fees ..........   .79%         .75%      .63%      .59%      .58%      .63%      .63%      .63%      .59%      .55%
  Net investment income ........  5.99%        5.82%     5.48%     6.80%     7.47%     8.36%     8.60%     9.16%     9.39%     8.30%
Portfolio turnover rate ........   132%         217%      431%       44%       60%      151%       68%      186%       28%       59%

--------------

(a) On August 9, 1988,  Prudential Mutual Fund Management,  Inc. succeeded The Prudential Insurance Company of America as investment adviser  and since then has acted as manager of the Trust.  In  September  1996,  Prudential  Mutual Fund  Management  LLC (PMF)
    succeeded  Prudential  Mutual Fund  Management,  Inc.,  which  transferred  its assets to PMF. See "Manager" in the Statement of
    Additional Information.

(b) Total return is  calculated  assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              HOW THE TRUST INVESTS
-------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND POLICIES


    THE INVESTMENT OBJECTIVE OF THE SERIES IS TO ACHIEVE A HIGH LEVEL OF INCOME CONSISTENT WITH PROVIDING REASONABLE SAFETY. THERE CAN BE NO ASSURANCE THAT THE SERIES' OBJECTIVE WILL BE ACHIEVED.


    THE SERIES' INVESTMENT OBJECTIVE IS A FUNDAMENTAL POLICY AND, THEREFORE, MAY NOT BE CHANGED WITHOUT THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF THE SERIES, AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE INVESTMENT COMPANY ACT). POLICIES THAT ARE NOT FUNDAMENTAL MAY BE MODIFIED BY THE TRUSTEES.

    THE SERIES SEEKS TO ACHIEVE ITS OBJECTIVE BY INVESTING, UNDER NORMAL CIRCUMSTANCES, AT LEAST 65% OF ITS TOTAL ASSETS IN U.S. GOVERNMENT SECURITIES, INCLUDING U.S. TREASURY BILLS, NOTES, BONDS AND OTHER DEBT SECURITIES ISSUED BY THE U.S. TREASURY, AND OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT, ITS AGENCIES OR INSTRUMENTALITIES, INCLUDING, BUT NOT LIMITED TO, GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA), FEDERAL NATIONAL MORTGAGE ASSOCIATION
(FNMA) AND FEDERAL HOME LOAN MORTGAGE CORPORATION (FHLMC) SECURITIES. NEITHER THE VALUE NOR THE YIELD OF THE SERIES' SHARES OR OF THE U.S. GOVERNMENT
SECURITIES WHICH MAY BE INVESTED IN BY THE SERIES IS GUARANTEED BY THE U.S. GOVERNMENT. See "Investment Objective and Policies" in the Statement of Additional Information.

    WITH RESPECT TO THE REMAINING 35% OF ITS ASSETS, THE SERIES MAY INVEST IN FIXED RATE AND ADJUSTABLE RATE MORTGAGE-BACKED SECURITIES, ASSET-BACKED SECURITIES AND CORPORATE DEBT SECURITIES (AMONG OTHER PRIVATELY ISSUED INSTRUMENTS) RATED A OR BETTER BY STANDARD & POOR'S RATINGS GROUP (S&P) OR MOODY'S INVESTORS SERVICE, INC. (MOODY'S) OR COMPARABLY RATED BY ANY OTHER NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION (NRSRO) OR, IF UNRATED, DETERMINED TO BE OF COMPARABLE QUALITY BY THE SERIES' INVESTMENT ADVISER, AND MONEY MARKET INSTRUMENTS OF A COMPARABLE SHORT-TERM RATING. FOR TEMPORARY DEFENSIVE PURPOSES THE SERIES MAY INVEST UP TO 100% OF ITS ASSETS IN CASH, U.S. GOVERNMENT SECURITIES AND HIGH QUALITY MONEY MARKET INSTRUMENTS. SEE "HOW THE TRUST INVESTS-OTHER INVESTMENTS AND POLICIES" BELOW. THE SERIES MAY ALSO ENGAGE IN VARIOUS STRATEGIES USING DERIVATIVES, INCLUDING THE USE OF PUT AND CALL OPTIONS ON SECURITIES AND FINANCIAL INDICES, TRANSACTIONS INVOLVING FUTURES CONTRACTS AND RELATED OPTIONS, SHORT SELLING AND USE OF LEVERAGE, INCLUDING REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS, TO ATTEMPT TO INCREASE RETURN AND/OR PROTECT AGAINST INTEREST RATE CHANGES. SEE "OTHER INVESTMENTS AND INVESTMENT TECHNIQUES" BELOW.

    The Series' net asset value will vary with changes in the values of the Series' portfolio securities. Such values will vary with changes in market interest rates generally and the differentials in yields among various kinds of United States Government securities. However, the Series seeks to achieve reasonable safety by investing in a diversified portfolio of securities which the investment adviser believes will, in the aggregate, be resistant to significant fluctuations in market value. Various factors affect the volatility of the Series' asset value, including the time to the next coupon reset date for adjustable rate securities, payment characteristics of the security and the dollar-weighted average life of the investment and, therefore, the Series will seek to select particular securities for its portfolio which take into account these factors.

    IT IS CURRENTLY ANTICIPATED THAT THE SERIES WILL INVEST PRIMARILY IN SECURITIES WITH MATURITIES RANGING FROM 2 TO 5 YEARS, BUT DEPENDING ON MARKET CONDITIONS AND CHANGING ECONOMIC CONDITIONS, THE SERIES MAY INVEST IN SECURITIES OF ANY MATURITY OF 10 YEARS OR LESS. Certain securities with maturities of ten years or less which are purchased at auction or on a when-issued basis may mature later than ten years from date of purchase and are eligible for purchase by the Series. The dollar-weighted average maturity of the Series' investments will be more than 2 but less than 5 years. For purposes of the Series' maturity limitation, the maturity of a mortgage-backed security will be deemed to be equal to its remaining maturity (i.e., the average maturity of the mortgages underlying such security determined by the investment adviser on the basis of assumed prepayment rates with respect to such mortgages).

    U.S. GOVERNMENT SECURITIES

    UNDER NORMAL CIRCUMSTANCES, THE SERIES WILL INVEST AT LEAST 65% OF ITS TOTAL ASSETS IN U.S. GOVERNMENT SECURITIES, INCLUDING U.S. TREASURY SECURITIES, SECURITIES ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT, ITS AGENCIES OR INSTRUMENTALITIES, AND MORTGAGE-RELATED SECURITIES ISSUED BY U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES.

    U.S. TREASURY SECURITIES

    THE SERIES MAY INVEST IN U.S. TREASURY SECURITIES, INCLUDING BILLS, NOTES, BONDS AND OTHER DEBT SECURITIES ISSUED BY THE U.S. TREASURY. These instruments are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

    SECURITIES   ISSUED  OR   GUARANTEED   BY  U.S.   GOVERNMENT   AGENCIES  AND
INSTRUMENTALITIES

    THE SERIES MAY INVEST IN SECURITIES ISSUED OR GUARANTEED BY AGENCIES OR INSTRUMENTALITIES OF THE U.S. GOVERNMENT, INCLUDING, BUT NOT LIMITED TO, GNMA, FNMA AND FHLMC SECURITIES. Obligations of GNMA, the Farmers Home Administration and the Export-lmport Bank are backed by the "full faith and credit" of the United States. In the case of securities not backed by the "full faith and credit" of the United States, the Series must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Such securities include obligations issued by the Student Loan Marketing Association (SLMA ), FNMA and FHLMC, each of which may borrow from the U.S. Treasury to meet its obligations, although the U.S. Treasury is under no obligation to lend to such entities. GNMA, FNMA and FHLMC investments may also include collateralized mortgage obligations. See "Other Investments and Policies-Collateralized Mortgage Obligations and Multiclass Pass-Through Securities" below.

    THE SERIES MAY INVEST IN COMPONENT PARTS OF U.S. GOVERNMENT SECURITIES, NAMELY EITHER THE CORPUS (PRINCIPAL) OF SUCH OBLIGATIONS OR ONE OR MORE OF THE INTEREST PAYMENTS SCHEDULED TO BE PAID ON SUCH OBLIGATIONS. These obligations may take the form of (i) obligations from which the interest coupons have been stripped; (ii) the interest coupons that are stripped; (iii) book-entries at a Federal Reserve member bank representing ownership of obligation components; or
(iv) receipts evidencing the component parts (corpus or coupons) of U.S. Government obligations that have not actually been stripped. Such receipts evidence ownership of component parts of U.S. Government obligations (corpus or coupons) purchased by a third party (typically an investment banking firm) and held on behalf of the third party in physical or book-entry form by a major commercial bank or trust company pursuant to a custody agreement with the third party. The Series may also invest in custodial receipts held by a third party that are not U.S. Government securities. See "Investment Objectives and Policies-Other Investments" in the Statement of Additional Information.

    MORTGAGE-RELATED SECURITIES ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES AND INSTRUMENTALITIES

    THE SERIES MAY INVEST IN MORTGAGE-BACKED SECURITIES AND OTHER DERIVATIVE MORTGAGE PRODUCTS, INCLUDING THOSE REPRESENTING AN UNDIVIDED OWNERSHIP INTEREST IN A POOL OF MORTGAGES, E.G., GNMA, FNMA AND FHLMC CERTIFICATES WHERE THE U.S. GOVERNMENT OR ITS AGENCIES OR INSTRUMENTALITIES GUARANTEE THE PAYMENT OF INTEREST AND PRINCIPAL OF THESE SECURITIES. However, these guarantees do not extend to the securities' yield or value, which are likely to vary inversely with fluctuations in interest rates, nor do these guarantees extend to the yield or value of the Series' shares. See "Investment Objective and Policies-U.S.
Government Securities" in the Statement of Additional Information. These certificates are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees. See "Other Investments and Policies-Mortgage-Backed Securities" below.

    IN ADDITION TO GNMA, FNMA OR FHLMC CERTIFICATES THROUGH WHICH THE HOLDER RECEIVES A SHARE OF ALL INTEREST AND PRINCIPAL PAYMENTS FROM THE MORTGAGES UNDERLYING THE CERTIFICATE, THE SERIES MAY ALSO INVEST IN CERTAIN MORTGAGE

PASS-THROUGH SECURITIES ISSUED BY THE U.S. GOVERNMENT OR ITS AGENCIES AND INSTRUMENTALITIES COMMONLY REFERRED TO AS MORTGAGE-BACKED SECURITY STRIPS OR MBS STRIPS. MBS strips are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yields to maturity on IOs and POs are sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and principal payments may have a material effect on yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Series may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

OTHER INVESTMENTS AND POLICIES

    UNDER NORMAL CIRCUMSTANCES, THE SERIES MAY INVEST UP TO 35% OF ITS TOTAL ASSETS IN THE FOLLOWING PRIVATELY ISSUED INSTRUMENTS RATED A OR BETTER BY S&P OR MOODY'S OR COMPARABLY RATED BY ANY OTHER NRSRO OR, IF UNRATED, DETERMINED TO BE OF COMPARABLE QUALITY BY THE SERIES' INVESTMENT ADVISER: (i) fixed rate and adjustable rate mortgage-backed securities, including collateralized mortgage obligations, multi-class pass-through securities and stripped mortgage-backed securities, (ii) asset-backed securities, (iii) corporate debt securities and
(iv) money market instruments, including bank obligations, obligations of savings institutions, fully insured certificates of deposit and commercial paper of a comparable short-term rating.

    MORTGAGE-BACKED SECURITIES

    MORTGAGE-BACKED SECURITIES ARE SECURITIES THAT DIRECTLY OR INDIRECTLY REPRESENT A PARTICIPATION IN, OR ARE SECURED BY AND PAYABLE FROM, MORTGAGE LOANS SECURED BY REAL PROPERTY. There are currently three basic types of mortgage-backed securities: (i) those issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities, such as GNMA, FNMA and FHLMC, described under "U.S. Government Securities" above; (ii) those issued by private issuers that represent an interest in or are collateralized by mortgage-backed securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities; and (iii) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or mortgage-backed securities without a government guarantee but usually having some form of private credit enhancement.

    ADJUSTABLE RATE MORTGAGE SECURITIES

    THE SERIES MAY INVEST IN ADJUSTABLE RATE MORTGAGE SECURITIES (ARMS), WHICH ARE PASS-THROUGH MORTGAGE SECURITIES COLLATERALIZED BY MORTGAGES WITH ADJUSTABLE RATHER THAN FIXED RATES. ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index.

    ARMs contain maximum and minimum rates beyond which the mortgage interest rate may not vary over the lifetime of the security. In addition, certain ARMs provide for limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Alternatively, certain ARMs contain limitations on changes in the required monthly payment. In the event that a monthly payment is not sufficient to pay the interest accruing on an ARM, any such excess interest is added to the principal balance of the mortgage loan, which is repaid through future monthly payments. If the monthly payment for such an instrument exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment required at such point to amortize the outstanding principal balance over the remaining term of the loan, the excess is utilized to reduce the then outstanding principal balance of the ARM.

    PRIVATE MORTGAGE PASS-THROUGH SECURITIES

    PRIVATE MORTGAGE PASS-THROUGH SECURITIES ARE STRUCTURED SIMILARLY TO GNMA, FNMA AND FHLMC MORTGAGE PASS-THROUGH SECURITIES AND ARE ISSUED BY ORIGINATORS OF AND INVESTORS IN MORTGAGE LOANS, INCLUDING DEPOSITORY INSTITUTIONS, MORTGAGE BANKS, INVESTMENT BANKS AND SPECIAL PURPOSE SUBSIDIARIES OF THE FOREGOING. These securities usually are backed by a pool of conventional fixed rate or adjustable rate mortgage loans. Since private mortgage pass-through securities typically are not guaranteed by an entity having the credit status of GNMA, FNMA and FHLMC, such securities generally are structured with one or more types of credit enhancement. Types of credit enhancements are described under "Asset Backed Securities" below.

    COLLATERALIZED MORTGAGE OBLIGATIONS AND MULTICLASS PASS-THROUGH SECURITIES

    COLLATERALIZED MORTGAGE OBLIGATIONS OR "CMOS" ARE DEBT OBLIGATIONS COLLATERALIZED BY MORTGAGE LOANS OR MORTGAGE PASS-THROUGH SECURITIES. Typically, CMOs are collateralized by GNMA, FNMA or FHLMC Certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral collectively hereinafter referred to as "Mortgage Assets"). Multiclass pass-through securities are equity interests in a trust composed of Mortgage Assets. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multiclass pass-through securities. CMOs may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit (REMIC). All future references to CMOs shall also be deemed to include REMICs.

    In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO series in a number of different ways. Generally, the purpose of the allocation of the cash flow of a CMO to the various classes is to obtain a more predictable cash flow to the individual tranches than exists with the underlying collateral of the CMO. As a general rule, the more predictable the cash flow on a CMO tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on mortgage-backed securities.

    THE SERIES ALSO MAY INVEST IN, AMONG OTHER THINGS, PARALLEL PAY CMOS AND PLANNED AMORTIZATION CLASS CMOS (PAC BONDS). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds always are parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

    In reliance on rules and interpretations of the Securities and Exchange Commission (SEC), the Series' investments in certain qualifying CMOs and REMICs are not subject to the Investment Company Act's limitation on acquiring interests in other investment companies. See "Additional Investment Information-Collateralized Mortgage Obligations" in the Statement of Additonal Information. CMOs and REMICs issued by an agency or instrumentality of the U.S. Government are considered U.S. Government Securities for purposes of this Prospectus.

    STRIPPED MORTGAGE-BACKED SECURITIES

    STRIPPED MORTGAGE-BACKED SECURITIES OR MBS STRIPS ARE DERIVATIVE MULTICLASS MORTGAGE SECURITIES. IN ADDITION TO MBS STRIPS ISSUED BY AGENCIES OR INSTRUMENTALITIES OF THE U.S. GOVERNMENT, THE SERIES MAY PURCHASE MBS STRIPS

ISSUED BY PRIVATE ORIGINATORS OF, OR INVESTORS IN, MORTGAGE LOANS, INCLUDING DEPOSITORY INSTITUTIONS, MORTGAGE BANKS, INVESTMENT BANKS AND SPECIAL PURPOSE SUBSIDIARIES OF THE FOREGOING. See "How the Trust Invests-U.S. Government Securities-Mortgage-Related Securities Issued by U.S. Government Agencies and Instrumentalities" above.

     CORPORATE AND OTHER DEBT OBLIGATIONS

    THE SERIES MAY INVEST IN CORPORATE AND OTHER DEBT OBLIGATIONS RATED AT LEAST "A" BY S&P OR MOODY'S OR COMPARABLY RATED BY ANY OTHER NRSRO OR, IF UNRATED, DEEMED TO BE OF COMPARABLE CREDIT QUALITY BY THE SERIES' INVESTMENT ADVISER. These debt securities may have adjustable or fixed rates of interest and in certain instances may be secured by assets of the issuer. Adjustable rate corporate debt securities may have features similar to those of adjustable rate mortgage-backed securities, but corporate debt securities, unlike mortgage-backed securities, are not subject to prepayment risk other than through contractual call provisions which generally impose a penalty for prepayment. Fixed rate debt securities may also be subject to call provisions.

    ASSET-BACKED SECURITIES

    THE SERIES MAY INVEST IN ASSET-BACKED SECURITIES. Through the use of trusts and special purpose corporations, various types of assets, primarily automobile and credit card receivables and home equity loans, have been securitized in pass-through structures similar to the mortgage pass-through structures or in a pay-through structure similar to the CMO structure. The Series may invest in these and other types of asset-backed securities that may be developed in the future. Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of a security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, the security interests in the underlying automobiles are often not transferred when the pool is created, with the resulting possibility that the collateral could be resold. In general, these types of loans are of shorter average life than mortgage loans and are less likely to have substantial prepayments.

    TYPES OF CREDIT ENHANCEMENT

    Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, those securities may contain elements of credit support which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to seek to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from default seeks to ensure ultimate payment of the obligations on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in a security. The Series will not pay any additional fees for credit support, although the existence of credit support may increase the price of a security.

    RISK FACTORS RELATING TO INVESTING IN MORTGAGE-BACKED AND ASSET-BACKED SECURITIES

    The yield characteristics of mortgage-backed and asset-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result,  if the Series  purchases such a security at a premium,  a prepayment  rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Alternatively, if the Series purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. The Series may invest a portion of its assets in derivative mortgage-backed securities such as MBS strips which are highly sensitive to changes in prepayment and interest rates. The investment  adviser will seek to manage
these risks  (and  potential   benefits)  by  diversifying  its  investments
in  such securities and through hedging techniques.

    In addition, mortgage-backed securities which are secured by manufactured (mobile) homes and multi-family residential properties, such as GNMA and FNMA certificates, are generally subject to a higher risk of default than are other types of mortgage-backed securities. See "Investment Objective and Policies" in the Statement of Additional Information. The investment adviser will seek to minimize this risk by investing in mortgage-backed securities rated at least "A" by Moody's or S&P. See "Asset-Backed Securities" above.

    Although the extent of prepayments on a pool of mortgage loans depends on various economic and other factors, as a general rule prepayments on fixed rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Accordingly, amounts available for reinvestment by the Series are likely to be greater during a period of declining interest rates and, as a result, likely to be reinvested at lower interest rates than during a period of rising interest rates. Asset-backed securities, although less likely to experience the same prepayment rates as mortgage-backed securities, may respond to certain of the same factors influencing prepayments, while at other times different factors will predominate. Mortgage-backed securities and asset-backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

    As noted above, asset-backed securities involve certain risks that are not posed by mortgage-backed securities, resulting mainly from the fact that asset-backed securities do not usually contain the complete benefit of a
security  interest  in  the  related  collateral.   For  example,   credit  card
receivables generally are unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, due to various legal and economic factors, proceeds from repossessed collateral may not always be sufficient to support payments on these securities.

    MONEY MARKET INSTRUMENTS

    THE SERIES MAY INVEST IN HIGH QUALITY MONEY MARKET INSTRUMENTS, INCLUDING COMMERCIAL PAPER OF A U.S. OR FOREIGN COMPANY OR FOREIGN GOVERNMENT; CERTIFICATES OF DEPOSIT, BANKERS' ACCEPTANCES AND TIME DEPOSITS OF DOMESTIC AND FOREIGN BANKS; AND OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT, ITS AGENCIES OR INSTRUMENTALITIES. These obligations will be U.S. dollar denominated. Commercial paper will be rated, at the time of purchase, at least "A-2" by S&P or "Prime-2" by Moody's, or, if not rated, issued by an entity having an outstanding unsecured debt issue rated at least "A" or "A-2" by S&P or "A" or "Prime-2" by Moody's.

OTHER INVESTMENTS AND INVESTMENT TECHNIQUES

    The Series may also (i) engage in hedging and income enhancement techniques through the purchase and sale of put and call options on securities and indices and the purchase and sale of futures contracts and related options (including futures contracts on U.S. Government securities and indices and options thereon), (ii) enter into repurchase agreements, (iii) enter into reverse repurchase agreements and dollar rolls, (iv) lend its securities, (v) make short sales, (vi) purchase and sell securities on a when-issued and delayed delivery basis, (vii) engage in interest rate swap transactions and (viii) borrow money in all instances subject to the limitations described below and in the Statement of Additional Information. See "Investment Objective and Policies" in the Statement of Additional Information.

    HEDGING AND RETURN ENHANCEMENT STRATEGIES


    THE SERIES MAY ENGAGE IN VARIOUS PORTFOLIO STRATEGIES TO REDUCE CERTAIN RISKS OF ITS INVESTMENTS AND TO ATTEMPT TO ENHANCE RETURN. THE SERIES, AND THUS ITS INVESTORS, MAY LOSE MONEY THROUGH THE UNSUCCESSFUL USE OF THESE STRATEGIES. THESE STRATEGIES INCLUDE THE USE OF OPTIONS AND FUTURES CONTRACTS AND OPTIONS ON FUTURES. THE SERIES' ABILITY TO USE THESE STRATEGIES MAY BE LIMITED BY MARKET CONDITIONS, REGULATORY LIMITS AND TAX CONSIDERATIONS AND THERE CAN BE NO ASSURANCE THAT ANY OF THESE STRATEGIES WILL SUCCEED. See "Investment Objective and Policies" in the Statement of Additional Information.


    OPTIONS TRANSACTIONS

    THE SERIES MAY PURCHASE AND WRITE (I.E., SELL) PUT AND CALL OPTIONS ON SECURITIES AND FINANCIAL INDICES THAT ARE TRADED ON NATIONAL SECURITIES EXCHANGES OR IN THE OVER-THE-COUNTER MARKET TO ATTEMPT TO ENHANCE INCOME OR TO HEDGE THE SERIES' PORTFOLIO. THESE OPTIONS WILL BE ON DEBT SECURITIES, AGGREGATES OF DEBT SECURITIES, FINANCIAL INDICES AND U.S. GOVERNMENT SECURITIES AND MAY BE TRADED ON NATIONAL SECURITIES EXCHANGES OR OVER-THE-COUNTER. See "Investment Objective and Policies-Additional Risks-Options on Securities" in the Statement of Additional Information. The Series may write covered put and call options to attempt to generate additional income through the receipt of premiums, purchase put options in an effort to protect the value of a security that it owns against a decline in market value and purchase call options in an effort to protect against an increase in the price of securities it intends to purchase. The Series may also purchase put and call options to offset previously written put and call options of the same series. See "Investment Objectives and Policies-Additional Investment Policies-Options on Securities" in the Statement of Additional Information. The Series may also purchase put and call options on futures contracts.

    A CALL OPTION GIVES THE PURCHASER, IN EXCHANGE FOR A PREMIUM PAID, THE RIGHT FOR A SPECIFIED PERIOD OF TIME TO PURCHASE THE SECURITIES SUBJECT TO THE OPTION AT A SPECIFIED PRICE (THE "EXERCISE PRICE" OR "STRIKE PRICE"). The writer of a call option, in return for the premium, has the obligation, upon exercise of the option, to deliver, depending upon the terms of the option contract, the underlying securities or a specified amount of cash to the purchaser upon receipt of the exercise price. When the Series writes a call option, the Series gives up the potential for gain on the underlying securities in excess of the exercise price of the option during the period that the option is open.

    A PUT OPTION GIVES THE PURCHASER, IN RETURN FOR A PREMIUM, THE RIGHT, FOR A SPECIFIED PERIOD OF TIME, TO SELL THE SECURITIES SUBJECT TO THE OPTION TO THE WRITER OF THE PUT AT THE SPECIFIED EXERCISE PRICE. The writer of the put option, in return for the premium, has the obligation, upon exercise of the option, to acquire the securities underlying the option at the exercise price. The Series might, therefore, be obligated to purchase the underlying securities for more than their current market price.


    THE SERIES WILL WRITE ONLY "COVERED" OPTIONS. An option is covered if, as long as the Series is obligated under the option, it (i) owns an offsetting position in the underlying security or (ii) maintains in a segregated account cash, U.S. Government securities, equity securities or other liquid, unencumbered assets, marked to market daily, in an amount equal to or greater than its obligations under the option. Under the first circumstance, the Series' losses are limited because it owns the underlying security. Under the second circumstance, in the case of a written call option, the Series' losses are potentially unlimited. See "Investment Objective and Policies" in the Statement of Additional Information.


    FUTURES CONTRACTS AND OPTIONS THEREON


    THE SERIES MAY PURCHASE AND SELL FINANCIAL FUTURES CONTRACTS AND OPTIONS THEREON WHICH ARE TRADED ON A COMMODITIES EXCHANGE OR BOARD OF TRADE FOR CERTAIN HEDGING AND RISK MANAGEMENT PURPOSES AND TO ATTEMPT TO ENHANCE RETURN IN ACCORDANCE WITH REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION. THE SERIES AND THUS ITS INVESTORS, MAY LOSE MONEY THROUGH THE UNSUCCESSFUL USE OF THESE STRATEGIES. THESE FUTURES CONTRACTS AND RELATED

OPTIONS WILL BE ON DEBT SECURITIES, AGGREGATES OF DEBT SECURITIES, FINANCIAL INDICES AND U.S. GOVERNMENT SECURITIES AND INCLUDE FUTURES CONTRACTS AND OPTIONS THEREON WHICH ARE LINKED TO LIBOR. A FINANCIAL FUTURES CONTRACT IS AN AGREEMENT TO PURCHASE OR SELL AN AGREED AMOUNT OF SECURITIES AT A SET PRICE FOR DELIVERY IN THE FUTURE.


    THE SERIES MAY NOT PURCHASE OR SELL FUTURES CONTRACTS AND RELATED OPTIONS FOR OTHER THAN BONA FIDE HEDGING PURPOSES IF IMMEDIATELY THEREAFTER THE SUM OF THE AMOUNT OF INITIAL MARGIN DEPOSITS ON THE SERIES' EXISTING FUTURES AND OPTIONS ON FUTURES AND PREMIUMS PAID FOR SUCH RELATED OPTIONS WOULD EXCEED 5% OF THE LIQUIDATION VALUE OF THE SERIES' TOTAL ASSETS.

    THE SERIES' SUCCESSFUL USE OF FUTURES CONTRACTS AND RELATED OPTIONS DEPENDS UPON THE INVESTMENT ADVISER'S ABILITY TO PREDICT THE DIRECTION OF THE MARKET AND IS SUBJECT TO VARIOUS ADDITIONAL RISKS. The correlation between movements in the price of a futures contract and the price of the securities being hedged is imperfect and there is a risk that the value of the securities being hedged may increase or decrease at a greater rate than a specified futures contract resulting in losses to the Series.

    THE SERIES' ABILITY TO ENTER INTO FUTURES CONTRACTS AND OPTIONS THEREON MAY ALSO BE LIMITED BY THE REQUIREMENTS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE INTERNAL REVENUE CODE), FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY. See "Investment Objective and Policies-Additional Investment Policies-Futures Contracts-Options on Futures Contracts" and "Taxes" in the Statement of Additional Information.

    SPECIAL RISKS OF HEDGING AND INCOME ENHANCEMENT STRATEGIES


    PARTICIPATION IN THE OPTIONS OR FUTURES MARKETS INVOLVES INVESTMENT RISKS AND TRANSACTION COSTS TO WHICH THE SERIES WOULD NOT BE SUBJECT ABSENT THE USE OF THESE STRATEGIES. THE SERIES, AND THUS ITS INVESTORS, MAY LOSE MONEY THROUGH THE UNSUCCESSFUL USE OF THESE STRATEGIES. If the investment adviser's prediction of movements in the direction of the securities and interest rate markets is inaccurate, the adverse consequences to the Series may leave the Series in a worse position than if such strategies were not used. Risks inherent in the use of options and futures contracts and options on futures contracts include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates and securities prices; (2) imperfect correlation between the price of options and futures contracts and options thereon and movements in the prices of the securities being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time; (5) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences; and (6) the possible inability of the Series to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Series to sell the security at a disadvantageous time, due to the requirement that the Series maintain "cover" or segregate securities in connection with hedging transactions. See "Investment Objective and Policies" and "Taxes" in the Statement of Additional Information.


    REPURCHASE AGREEMENTS


    The Series may enter into repurchase agreements, whereby the seller of a security agrees to repurchase that security from the Series at a mutually agreed-upon time and price. The period of maturity is usually quite short, possibly overnight or a few days, although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Series' money is invested in the security. The Series' repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. The instruments held as collateral are valued daily, and if the value of such instruments declines, the Series will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Series may incur a loss. The Series participates in a joint repurchase account with other investment companies managed by Prudential Mutual Fund Management LLC pursuant to an order of the SEC.

    SHORT SALES


    The Series may sell a security it does not own in anticipation of a decline in the market value of the security (short sales). To complete the transaction, the Series will borrow the security to make delivery to the buyer. The Series is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Series. Until the security is replaced, the Series is required to pay to the lender any interest which accrues during the period of the loan. To borrow the security, the Series may be required to pay a premium which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet margin requirements until the short position is closed out. Until the Series replaces the borrowed security, it will (a) maintain in a segregated account cash, U.S. Government securities, equity securities or other liquid, unencumbered assets, marked to market daily at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current market value of the security sold short and will not be less than the market value of the security at the time it was sold short, or (b) otherwise cover its short position.


    The Series will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Series replaces the borrowed security. The Series will realize a gain if the security declines in price between those dates. This result is the opposite of what one would expect from a cash purchase of a long position in a security. The amount of any gain will be decreased, and the amount of any loss will be increased, by the amount of any premium or interest paid in connection with the short sale. No more than 25% of the Series' net assets will be, when added together: (i) deposited as collateral for the obligation to replace securities borrowed to effect short sales and (ii) allocated to segregated accounts in connection with short sales. The Series may also make short sales "against-the-box", without regard to this limitation, for the purpose of deferring realization of gain or loss for federal income tax purposes. A short sale "against-the-box" is a short sale in which the Series owns an equal amount of the securities sold short or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short.

    WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

    The Series may purchase or sell securities on a when-issued or delayed delivery basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Series with payment and delivery taking place as much as a month or more into the future in order to secure what is considered to be an advantageous price and yield to the Series at the time of entering into the transaction. The Trust's Custodian will maintain, in a segregated account of the Series, cash, U.S. Government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily having a value equal to or greater than the Series' purchase commitments. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement. At the time of delivery of the securities the value may be more or less than the purchase price and an increase in the percentage of the Series' assets committed to the purchase of securities on a when-issued or delayed delivery basis may increase the volatility of the Series' net asset value.


    SECURITIES LENDING

    The Series may lend its portfolio securities to brokers or dealers, banks or other recognized institutional borrowers of securities, provided that the borrower at all times maintains cash or other liquid assets or secures an irrevocable letter of credit in favor of the Series in an amount equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower will pay the Series an amount equivalent to any dividend or interest paid on such securities and the Series may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower. In these transactions, there are risks of delay in recovery and in some cases even loss of rights in the collateral should the borrower of the securities fail financially. Loans are subject to termination at the option of the borrower of the Series. The Series may pay reasonable finders', administrative and custodial fees in connection with a loan of its securities and may share the interest earned on the collateral with the borrower. As a matter of fundamental policy, the Series may not lend more than 30% of the value of its total assets. The Series may pay reasonable administration and custodial fees in connection with a loan.


    REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS

    Reverse repurchase agreements involve sales by the Series of portfolio assets concurrently with an agreement by the Series to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Series continues to receive principal and interest payments on these securities.

    The Series may enter into dollar rolls in which the Series sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the roll period, the Series forgoes principal and interest paid on the securities. The Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.


    The Series will establish a segregated account with its custodian in which it will maintain cash, U.S. Government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, equal in value to its obligations in respect of reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Series may decline below the price of the securities the Series has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Series' use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Series' obligation to repurchase the securities.


    Whenever the Series enters into a reverse repurchase or dollar roll transaction, it will maintain an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the transaction.

    Reverse repurchase agreements and dollar rolls are considered borrowings by the Series for purposes of the percentage limitation applicable to borrowings. See "Borrowing" below.

    INTEREST RATE SWAP TRANSACTIONS

    The Series may enter into interest rate swaps. Interest rate swaps involve the exchange by the Series with another party of their respective commitments to pay or receive interest, for example, an exchange of floating rate payments for fixed rate payments. The Series expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Series intends to use these transactions as a hedge and not as a speculative investment. See "Investment Objective and Policies-Other Investment Strategies" in the Statement of Additional Information. The risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Series is contractually obligated to make and will not exceed 5% of the Fund's net assets. The use of interest rate swaps may involve investment techniques and risks different from those associated with ordinary portfolio transactions. If the investment adviser is incorrect in its forecast of market values, interest rates and other applicable factors, the investment performance of the Series would diminish compared to what it would have been if this investment technique was never used.

    BORROWING

    The Series may borrow an amount equal to no more than 33-1/3% of the value of its total assets (computed at the time the loan is made) to take advantage of investment opportunities, for temporary, extraordinary or emergency purposes, or for the clearance of transactions. The Series may pledge up to 33-1/3% of its total assets to secure these borrowings. If the Series' asset coverage for borrowings falls below 300%, the Series will take prompt action to reduce its borrowings. If the Series borrows to invest in securities, any investment gains made on the securities in excess of interest paid on the borrowing will cause the net asset value of the Series' shares to rise faster than would otherwise be the case. On the other hand, if the investment performance of the additional securities purchased fails to cover their cost (including any interest paid on the money borrowed) to the Series, the net asset value of the Series' shares will decrease faster than would otherwise be the case. This is the speculative characteristic known as "leverage." Reverse repurchase agreements, dollar rolls and short sales (other than short sales "against-the-box") also include leverage and are considered borrowings by the Series for purposes of the percentage limitations applicable to borrowings. See "Reverse Repurchase Agreements and Dollar Rolls."

    ILLIQUID SECURITIES

    The Series may hold up to 15% of its net assets in illiquid securities, including repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable. Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act), privately placed commercial paper and municipal lease obligations if in each case such investments have a readily available market are not considered illiquid for purposes of this limitation. The Series' investment in Rule 144A securities could have the effect of increasing illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing Rule 144A securities. The investment adviser will monitor the liquidity of such restricted securities under the supervision of the Trustees. Repurchase agreements subject to demand are deemed to have a maturity equal to the applicable notice period.


    The staff of the SEC has taken the position that purchased over-the-counter options and the assets used as "cover" for written over-the-counter options are illiquid securities unless the Series and the counterparty have provided for the Series at the Series' option to unwind the over-the-counter option. The exercise of such an option ordinarily would involve the payment by the Series of an amount designed to reflect the counterparty's economic loss from an early termination, but does allow the Series to treat the assets used as "cover" as "liquid." The Series will also treat non-U.S. Government IOs and POs as illiquid so long as the staff of the SEC maintains its position that such securities are illiquid.


    PORTFOLIO TURNOVER

    Although the Series has no fixed policy with respect to portfolio turnover, it may sell portfolio securities without regard to the length of time that they have been held in order to take advantage of new investment opportunities or yield differentials, or because the Series desires to preserve gains or limit losses due to changing economic conditions. Accordingly, it is possible that the portfolio turnover rate of the Series may reach, or even exceed, 250%. The portfolio turnover rate is computed by dividing the lesser of the amount of the securities purchased or securities sold (excluding all securities whose maturities at acquisiton were one year or less) by the average monthly value of such securities owned during the year. A higher rate of turnover results in increased transaction costs to the Series. See "Portfolio Turnover" in the Statement of Additional Information.

 INVESTMENT RESTRICTIONS

    The Series is subject to certain investment restrictions which, like its investment objective, constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Series' outstanding securities, as defined in the Investment Company Act. See "Investment Restrictions" in the Statement of Additional Information.

-------------------------------------------------------------------------------
                            HOW THE TRUST IS MANAGED
-------------------------------------------------------------------------------

    THE TRUST HAS TRUSTEES WHO, IN ADDITION TO OVERSEEING THE ACTIONS OF THE TRUST'S MANAGER, SUBADVISER AND DISTRIBUTOR, AS SET FORTH BELOW, DECIDE UPON MATTERS OF GENERAL POLICY. THE TRUST'S MANAGER CONDUCTS AND SUPERVISES THE DAILY BUSINESS OPERATIONS OF THE TRUST. THE TRUST'S SUBADVISER FURNISHES DAILY INVESTMENT ADVISORY SERVICES.


    For the fiscal year ended November 30, 1996, total expenses of the Series' Class A shares as a percentage of its average net assets were 1.01%. See "Financial Highlights." No Class Z shares were outstanding during this period.


MANAGER


    PRUDENTIAL MUTUAL FUND MANAGEMENT LLC (PMF OR THE MANAGER), GATEWAY CENTER THREE, NEWARK, NEW JERSEY, 07102-4077, IS THE MANAGER OF THE TRUST AND IS COMPENSATED FOR ITS SERVICES AT AN ANNUAL RATE OF .40 OF 1% OF THE SERIES' AVERAGE DAILY NET ASSETS. PMF is organized in New York as a limited liability company. It is the successor to Prudential Mutual Fund Management, Inc., which transferred its assets to PMF in September 1996. For the fiscal year ended November 30, 1996, the Trust paid management fees to PMF of .40% of the average net assets of the Series. See "Manager" in the Statement of Additional Information.

    As of December 31, 1996, PMF served as the manager to 40 open-end investment companies, constituting all of the Prudential Mutual Funds, and as manager or administrator to 22 closed-end investment companies with aggregate assets of approximately $55.2 billion.


    UNDER THE MANAGEMENT AGREEMENT WITH THE TRUST, PMF MANAGES THE INVESTMENT OPERATIONS OF THE TRUST AND ALSO ADMINISTERS THE TRUST'S CORPORATE AFFAIRS. See "Manager" in the Statement of Additional Information.

    UNDER A  SUBADVISORY  AGREEMENT  BETWEEN PMF AND THE  PRUDENTIAL  INVESTMENT
CORPORATION (PIC, THE SUBADVISER OR THE SUBADVISER), PIC FURNISHES INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE MANAGEMENT OF THE TRUST AND IS REIMBURSED BY PMF FOR ITS REASONABLE COSTS AND EXPENSES INCURRED IN PROVIDING SUCH SERVICES. Under the Management Agreement, PMF continues to have responsibility for all investment advisory services and supervises PIC's performance of such services.

    The portfolio managers of the Series are Barbara L. Kenworthy and Sharon Fera. Ms. Kenworthy is a Managing Director and Senior Portfolio Manager and Ms. Fera is a Vice President and Portfolio Manager of Prudential Investments, a business group of The Prudential Insurance Company of America. Ms. Fera is responsible for day-to-day management for the Series' portfolio under the supervision of Ms. Kenworthy who remains responsible for overall portfolio strategy for the Series. Ms. Kenworthy has managed the Series' portfolio since May 1995. Ms. Kenworthy was previously employed by The Dreyfus Corporation (June 1985-June 1994) and served as president and portfolio manager for several Dreyfus fixed-income funds. Ms. Kenworthy has 20 years of investment management experience in both U.S. and foreign securities and investment grade and high yield quality bonds. Ms. Kenworthy also serves as the portfolio manager of other investment companies managed by Prudential Investments. Ms. Fera joined Prudential Investments in May 1996 as a fixed-income portfolio manager. Prior thereto, she was employed by Aetna Life and Casualty (May 1993-May 1996) as a Portfolio Manager responsible for the fixed-income portion of Aetna's Capital and Surplus Portfolio and as a fixed-income analyst responsible for the Capital Goods and Transportation sectors. Prior to joining Aetna, she was a fixed income trader at Hartford Life Insurance Company (May 1992-May 1993) and at Equitable Capital Management Corporation (August 1985-May 1992). She actively manages the Series' portfolio according to the investment adviser's interest rate outlook. Consistent with the Series' investment objective and policies, she will, at times, invest in different sectors of the U.S. government and other fixed-income markets seeking price discrepancies and more favorable interest rates. The investment adviser conducts extensive analysis of U.S. and overseas markets in an attempt to identify trends in interest rates supply and demand and economic growth. The portfolio manager then selects the sectors, maturities and individual bonds she believes provide the best value under these conditions.

    PMF and PIC are indirect, wholly-owned subsidiaries of The Prudential Insurance Company of America (Prudential), a major diversified insurance and financial services company, and are part of Prudential Investments, a business group of Prudential.


DISTRIBUTOR


    PRUDENTIAL SECURITIES INCORPORATED (PRUDENTIAL SECURITIES, PSI OR THE DISTRIBUTOR), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND SERVES AS THE DISTRIBUTOR FOR THE SERIES' SHARES. IT IS AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF PRUDENTIAL.

    UNDER A DISTRIBUTION AND SERVICE PLAN (THE CLASS A PLAN) ADOPTED BY THE SERIES UNDER RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT AND A DISTRIBUTION AND SERVICE AGREEMENT (THE DISTRIBUTION AGREEMENT), THE DISTRIBUTOR INCURS THE EXPENSES OF DISTRIBUTING CLASS A SHARES OF THE SERIES. Prudential Securities also incurs the expense of distributing the Series' Class Z shares under a Distribution Agreement with the Trust, none of which is reimbursed by or paid for by the Trust. These expenses include commission credits to Prudential Securities Incorporated (Prudential Securites or PSI) branch offices for payments of commissions and account servicing fees to financial advisers and an allocation of overhead and other branch office distribution-related expenses. Such account servicing fees are paid based on the average balance of Series' shares held in the account of the customers of financial advisers. The Distributor also pays the cost of printing and mailing prospectuses to potential investors and advertising expenses. In addition, the Distributor pays other broker-dealers, including Pruco Securities Corporation (Prusec), an affiliated broker-dealer, for commissions and other expenses incurred by such broker-dealers in distributing the Series' shares. The State of Texas requires that shares of the Trust may be sold in that state only by dealers or other financial institutions which are registered there as broker-dealers.

    Under the Class A Plan, the Trust is obligated to pay a service fee to the Distributor as compensation for its distribution and service activities on behalf of the Class A shares of the Series, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Trust will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

    UNDER THE CLASS A PLAN, THE TRUST PAYS PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS A SHARES OF THE SERIES AT THE ANNUAL RATE OF THE LESSER OF (A) .25 OF 1% PER ANNUM OF THE AGGREGATE SALES OF THE SERIES' CLASS A SHARES, not including shares issued in connection with reinvestment of dividends and capital gains distributions, issued on or after July 1, 1985 (the effective date of the Class A Plan) less the aggregate net asset value of any such shares redeemed, OR (B) .25 OF 1% PER ANNUM OF THE AVERAGE DAILY NET ASSET VALUE OF THE SERIES' CLASS A SHARES ISSUED AFTER THE EFFECTIVE DATE OF THE CLASS A PLAN. SUCH AMOUNTS ARE ACCRUED DAILY AND PAID MONTHLY AND AVERAGE DAILY NET ASSETS ARE CALCULATED ON THE BASIS OF THE SERIES' FISCAL YEAR.

    For the fiscal year ended November 30, 1996, the Series paid distribution expenses under the Class A Plan of .20 of 1% of the average net assets of the Class A shares of the Series. The Trust records all payments made under the Plan as expenses in the calculation of its net investment income.

    The Class A Plan provides that it shall continue in effect from year to year provided that a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Class A Plan or any agreement related to the Class A Plan (the Rule 12b-1 Trustees), vote annually to continue the Class A Plan. The Class A Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees or of a majority of the outstanding Class A shares of the Series. In the event of termination or noncontinuation of the Class A Plan, the Series would not be legally obligated to pay the Distributor for any expenses incurred under the Class A Plan.

    In addition to distribution and service fees paid by the Series under the Class A Plan, the Manager (or one of its affiliates) may make payments out of its own resources to dealers (including Prudential Securities) and other persons who distribute shares of the Series (including Class Z shares). Such payments may be calculated by reference to the net asset value of shares sold by such persons or otherwise.


    On October 21, 1993, PSI entered into an omnibus settlement with the SEC, state securities regulators (with the exception of the Texas Securities Commissioner who joined the settlement on January 18, 1994) and the National Association of Securities Dealers, Inc. (NASD) to resolve allegations that from 1980 through 1990 PSI sold certain limited partnership interests in violation of securities laws to persons for whom such securities were not suitable and misrepresented the safety, potential returns and liquidity of these investments. Without admitting or denying the allegations asserted against it, PSI consented to the entry of an SEC Administrative Order which stated that PSI's conduct violated the federal securities laws, directed PSI to cease and desist from violating the federal securities laws, pay civil penalties, and adopt certain remedial measures to address the violations.

    Pursuant to the terms of the SEC settlement, PSI agreed to the imposition of a $10,000,000 civil penalty, established a settlement fund in the amount of $330,000,000 and procedures to resolve legitimate claims for compensatory damages by purchasers of the partnership interests. PSI has agreed to provide additional funds, if necessary, for the purpose of the settlement fund. PSI's settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. PSI consented to a censure and to the payment of a $5,000,000 fine in settling the NASD action.

    In October 1994, a criminal complaint was filed with the United States Magistrate for the Southern District of New York alleging that PSI committed fraud in connection with the sale of certain limited partnership interests in violation of federal securities laws. An agreement was simultaneously filed to defer prosecution of these charges for a period of three years from the signing of the agreement, provided that PSI complies with the terms of the agreement. If, upon completion of the three year period, PSI has complied with the terms of the agreement, no prosecution will be instituted by the United States for the offenses charged in the complaint. If on the other hand, during the course of the three year period, PSI violates the terms of the agreement, the U.S. Attorney can then elect to pursue these charges. Under the terms of the agreement, PSI agreed, among other things, to pay an additional $330,000,000 into the fund established by the SEC to pay restitution to investors who purchased certain PSI limited partnership interests.

    For  more  detailed  information   concerning  the  foregoing  matters,  see
"Distributor" in the Statement of Additional Information, a copy of which may be obtained at no cost by calling 1-800-225-1852.

    The Trust is not affected by PSI's financial condition and is an entirely separate legal entity from PSI, which has no beneficial ownership therein and the Trust's assets which are held by State Street Bank and Trust Company, an independent custodian, are separate and distinct from PSI.

PORTFOLIO TRANSACTIONS

    Prudential Securities may act as a broker for the Trust provided that the commissions, fees or other remuneration it receives are fair and reasonable. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

    State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian of the Trust's portfolio securities and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Trust. Its mailing address is P.O. Box 1713, Boston, Massachusetts 02105.


    Prudential Mutual Fund Services LLC, Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer and Dividend Disbursing Agent and, in those capacities, maintains certain books and records for the Trust. PMFS is a wholly-owned subsidiary of PMF. Its mailing address is P.O. Box 15005, New Brunswick, New Jersey 08906-5005.

-------------------------------------------------------------------------------
                         HOW THE TRUST VALUES ITS SHARES
-------------------------------------------------------------------------------

    THE SERIES' NET ASSET VALUE PER SHARE OR NAV IS DETERMINED BY SUBTRACTING ITS LIABILITIES FROM THE VALUE OF ITS ASSETS AND DIVIDING THE REMAINDER BY THE NUMBER OF OUTSTANDING SHARES. NAV IS CALCULATED SEPARATELY FOR EACH CLASS.THE TRUSTEES HAVE FIXED THE SPECIFIC TIME OF DAY FOR THE COMPUTATION OF THE NAV OF THE SERIES TO BE AS OF 4:15 P.M., NEW YORK TIME.

    Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Trustees. See "Net Asset Value" in the Statement of Additional Information.

    The Series will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem Intermediate Term Series shares have been received or days on which changes in the value of the Series' portfolio securities do not materially affect the NAV. The New York Stock Exchange is closed on the following holidays:
New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. See "Net Asset Value" in the Statement of Additional Information.


    Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different NAVs and dividends. The NAV of Class Z shares will generally be higher than the NAV of Class A shares because Class Z shares are not subject to any distribution and/or service fees. It is expected, however, that the NAV of the two classes will tend to converge immediately after the recording of dividends, which will differ by approximately the amount of distribution and/or service fee expense accrued under the Class A Plan.


-------------------------------------------------------------------------------
                      HOW THE TRUST CALCULATES PERFORMANCE
-------------------------------------------------------------------------------

    THE SERIES MAY FROM TIME TO TIME ADVERTISE ITS "YIELD" AND ITS TOTAL RETURN (INCLUDING "AVERAGE ANNUAL" TOTAL RETURN AND "AGGREGATE" TOTAL RETURN) IN ADVERTISEMENTS OR SALES LITERATURE. TOTAL RETURN AND YIELD ARE CALCULATED SEPARATELY FOR CLASS A AND CLASS Z SHARES. THESE FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The "yield" refers to the income generated by an investment in the Series over a 30-day period. This income is then "annualized"; that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The "total return" shows how much an investment in the Series would have increased (decreased) over a specified period of time (i.e., one, five or ten years or since inception of the Trust) assuming that all distributions and dividends by the Series were reinvested on the reinvestment dates during the period and less all recurring fees. The "aggregate" total return reflects actual performance over a stated period of time. "Average annual" total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. "Average annual" total return smooths out variations in performance. Neither "average annual" nor "aggregate" total return takes into account any federal or state income taxes which may be payable upon redemption. The Series may include comparative performance information in advertising or marketing its shares. Such performance information may include data from Lipper Analytical Services, Inc., Morningstar Publications, Inc., other industry publications, business periodicals, and market indices. See "Performance Information" in the Statement of Additional Information. Further performance information is contained in the Trust's annual report to shareholders, which may be obtained without charge. See "Shareholder Guide-Shareholder Services-Reports to Shareholders."

-------------------------------------------------------------------------------
                       TAXES, DIVIDENDS AND DISTRIBUTIONS
-------------------------------------------------------------------------------

TAXATION OF THE SERIES

    EACH SERIES OF THE TRUST IS TREATED AS A SEPARATE ENTITY FOR FEDERAL INCOME TAX PURPOSES AND EACH HAS ELECTED TO QUALIFY AND INTENDS TO REMAIN QUALIFIED AS A REGULATED INVESTMENT COMPANY UNDER THE INTERNAL REVENUE CODE. ACCORDINGLY, THE SERIES WILL NOT BE SUBJECT TO FEDERAL INCOME TAXES ON
THE TAXABLE  INCOME  IT  DISTRIBUTES  TO  SHAREHOLDERS.   The  performance
and tax qualification of one series will have no effect on the federal income tax liability of shareholders of the other series. See "Taxes" in the Statement of Additional Information.

    Gains or losses on sales of securities by the Series are generally treated as long-term capital gains or losses if the securities have been held by it for more than one year and otherwise as short-term capital gains or losses.

    Gains and losses on the sale, lapse or other termination of options on securities will generally be treated as gains and losses from the sale of securities (assuming they do not qualify as "Section 1256 contracts"). If an option written by the Series on securities lapses or is terminated through a closing transaction, such as a repurchase by the Series of the option from its holder, the Series should generally realize short-term capital gain or loss. If securities are sold by the Series pursuant to the exercise of a call option written by it, the Series will include the premium received in the sale proceeds of the securities delivered in determining the amount of gain or loss on the sale. Certain of the Series' transactions may be subject to wash sale and short sale provisions of the Internal Revenue Code, which may, in general, disallow or defer certain losses realized by the Series, recharacterize certain of the Series' long-term capital gains as short-term capital gains (or short-term capital losses as long-term capital losses), and toll the Series' holding period in certain capital assets. In addition, debt securities acquired by the Series may be subject to original issue discount and market discount rules.

    "Regulated futures contracts" and certain listed options which are not "equity options" constitute "Section 1256 contracts" and will be required to be "marked to market" for federal income tax purposes at the end of the Series' taxable year; that is, treated as having been sold at market value. Sixty percent of any gain or loss recognized on such "deemed sales" and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss.

    In addition, positions which are part of a "straddle" are subject to special rules including modified wash sale and short sale rules. The Series generally will be required to defer the recognition of losses on positions it holds as part of a straddle to the extent of any unrecognized gain on offsetting positions held by the Series, and will not be able to deduct net interest or other charges incurred to purchase or carry straddle positions. Capital gains realized by the Series in connection with a "conversion transaction" (generally, a transaction the Series' return from which is attributable solely to the time value of the Series' net investment) will generally be recharacterized as ordinary income.

    The Series' ability to enter into "Section 1256 contracts," straddles and swaps may be limited by the income and asset requirements the Series must satisfy to qualify as a regulated investment company. See "Taxes" in the Statement of Additional Information.

 TAXATION OF SHAREHOLDERS

    Distributions of net investment income and realized net short-term capital gains (i.e., the excess of net short-term capital gains over net long-term capital losses) of the Series, if any, are taxable to shareholders of the Series as ordinary income, whether such distributions are received in cash or reinvested in additional shares. Distributions of net long-term capital gains, if any, are taxable as long-term capital gains, whether paid in cash or reinvested in additional shares, regardless of how long the shareholder has held the Series' shares. Because none of the income of the Series will consist of dividends from domestic corporations, dividends of net investment income and distributions of net short-term or long-term capital gains will not be eligible for the dividends-received deduction for corporate shareholders.

    Any gain or loss realized upon a sale, redemption or exchange of shares of the Series by a shareholder who is not a dealer in securities will generally be treated as long-term capital gain or loss if the shares have been held for more than one year, and otherwise as short-term capital gain or loss. Any loss realized by a shareholder upon the sale, redemption or exchange of Series shares held six months or less will be treated as a long-term capital loss, however, to the extent of any net long-term capital gain distributions received by the shareholder with respect to those shares. Any loss realized on a sale, redemption or exchange will be disallowed to the extent the shares disposed of are replaced (including by reinvestment of dividends) within the 61-day period ending 30 days after the shares are disposed of.


    The Trust has obtained an opinion of counsel to the effect that the exchange of one class of the Series' shares for another class of its shares does not constitute a taxable event for federal income tax purposes. However, such opinion is not binding on the Internal Revenue Service.


    Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes.

WITHHOLDING TAXES

    Under Treasury Regulations, the Series is required to withhold and remit to the U.S. Treasury 31% of dividends, capital gain distributions and redemption proceeds on the accounts of those shareholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders). Withholding at this rate is also required from dividends and capital gains distributions (but not redemption proceeds) payable to shareholders who are otherwise subject to backup withholding. Dividends from net investment income and short-term capital gains paid to a foreign shareholder will generally be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate).

Dividends and Distributions


    THE SERIES DECLARES DIVIDENDS ON A DAILY BASIS PAYABLE MONTHLY IN AN AMOUNT BASED ON ACTUAL AND PROJECTED NET INVESTMENT INCOME DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Dividends paid by the Series with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that Class A will bear its own distribution expenses, generally resulting in lower dividends for Class A shares in relation to Class Z shares. Distribution of net capital gains, if any, will be paid in the same amount for each class of shares. See "How the Trust Values Its Shares."

    DIVIDENDS AND DISTRIBUTIONS WILL BE PAID IN ADDITIONAL SHARES OF THE SERIES, BASED ON THE NAV OF EACH CLASS OF THE SERIES ON THE PAYMENT DATE, UNLESS THE SHAREHOLDER ELECTS IN WRITING NOT LESS THAN FIVE BUSINESS DAYS PRIOR TO THE PAYMENT DATE TO RECEIVE SUCH DIVIDENDS AND DISTRIBUTIONS IN CASH. Such election should be submitted to Prudential Mutual Fund Services LLC, Attention: Account Maintenance, P.O. Box 15015, New Brunswick, New Jersey 08906-5015. If you hold shares through Prudential Securities, you should contact your financial adviser to elect to receive dividends and distributions in cash. The Trust will notify each shareholder after the close of the Trust's taxable year of both the dollar amount and taxable status of that year's dividends and distributions on a per share basis. Distributions may be subject to state and local taxes. See "Taxation of Shareholders" above.


    As of November 30, 1996, the Series had a capital loss carryforward for federal income tax purposes of approximately $52,844,000. Accordingly, no capital gains distribution is expected to be paid to shareholders until net gains have been realized in excess of such carryforward.

-------------------------------------------------------------------------------
                               GENERAL INFORMATION
-------------------------------------------------------------------------------

DESCRIPTION OF SHARES


    THE TRUST, ORGANIZED IN 1981 AS AN UNINCORPORATED BUSINESS TRUST UNDER THE LAWS OF MASSACHUSETTS, IS A TRUST FUND OF THE TYPE COMMONLY
KNOWN AS A "MASSACHUSETTS BUSINESS TRUST." The Trust's activities are supervised by its

Trustees. The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares in separate series and classes within such series. The Series is authorized to issue an unlimited number of shares, divided into two classes, designated Class A and Class Z.

    The shareholders of the Money Market Series, the Short-Intermediate Term Series and the U.S. Treasury Money Market Series are each entitled to a full vote for each full share of beneficial interest (par value $.01 per share) held (and fractional votes for fractional shares). Shares of each series are entitled to vote as a class only to the extent required by the provisions of the Investment Company Act or as otherwise permitted by the Trustees in their sole discretion. Under the Investment Company Act, shareholders of each series have to approve the adoption of any investment advisory agreement relating to such series and of any changes in investment policies related thereto.

    Shares of the Short-Intermediate Term Series are currently divided into two classes designated Class A and Class Z shares. Each class represents an interest in the same assets of the Series and is identical in all respects except that
(i) each class is subject to different  expenses  which may affect  performance,
(ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class, (iii) each class has a different exchange privilege and (iv) Class Z shares are offered exclusively for sale to a limited group of investors. Since Class A shares are subject to distribution and/or service expenses, the liquidation proceeds to shareholders of that class are likely to be lower than to Class Z shareholders whose shares are not subject to any distribution and/or service expenses. In accordance with the Trust's Declaration of Trust, the Trustees may authorize the creation of additional classes, with such preferences, privileges, limitations and voting and dividend rights as the Trustees may determine.

    IT IS THE INTENTION OF THE TRUST NOT TO HOLD ANNUAL MEETINGS OF SHAREHOLDERS. THE TRUSTEES MAY CALL SPECIAL MEETINGS OF SHAREHOLDERS FOR ACTION BY SHAREHOLDER VOTE AS MAY BE REQUIRED BY THE INVESTMENT COMPANY ACT OR THE DECLARATION OF TRUST. SHAREHOLDERS HAVE CERTAIN RIGHTS, INCLUDING THE RIGHT TO CALL A MEETING UPON A VOTE OF 10% OF THE TRUST'S OUTSTANDING SHARES FOR THE PURPOSE OF VOTING ON THE REMOVAL OF ONE OR MORE TRUSTEES.

ADDITIONAL INFORMATION

    This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Trust with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

-------------------------------------------------------------------------------
                                SHAREHOLDER GUIDE
-------------------------------------------------------------------------------

HOW TO BUY SHARES OF THE TRUST

    YOU MAY PURCHASE SHARES OF THE SERIES THROUGH PRUDENTIAL SECURITIES OR THROUGH PRUSEC OR DIRECTLY FROM THE TRUST THROUGH ITS TRANSFER AGENT, PRUDENTIAL MUTUAL FUND SERVICES LLC (PMFS OR THE TRANSFER AGENT), ATTENTION: INVESTMENT SERVICES, P.O. BOX 15020, NEW BRUNSWICK, NEW JERSEY 08906-5020. Participants in programs sponsored by Prudential Retirement Services should contact their client representative for more information about Class Z shares. Class Z shares are to be offered commencing on or about February 21, 1997 to a limited group of investors at net asset value without any sales charge. The minimum initial investment for Class A shares is $1,000. The minimum subsequent investment is $100. There is no minimum initial or subsequent investment requirement for investors who qualify to purchase Class Z shares. All minimum investment requirements are waived for certain retirement and employee savings plans and for custodial accounts for the benefit of minors. For purchases through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Services" below.

    SHARES OF THE SERIES ARE SOLD, WITHOUT A SALES CHARGE, AT THE NAV NEXT DETERMINED AFTER RECEIPT OF AN ORDER BY PMFS OF A PURCHASE ORDER AND PAYMENT IN PROPER FORM (I.E., A CHECK OR FEDERAL FUNDS WIRED TO STATE STREET BANK AND

TRUST COMPANY (STATE STREET)). SEE "HOW THE TRUST VALUES ITS SHARES." When payment is received by PMFS prior to 4:15 P.M., New York time, in proper form, a share purchase order will be entered at the price determined as of 4:15 P.M., New York time, on that day, and dividends on the shares purchased will begin on the business day following such investment. See "Taxes, Dividends and Distributions."


    Application forms can be obtained from PMFS, Prudential Securities or Prusec. If a stock certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through Prudential Securities will not receive stock certificates. Shareholders cannot utilize Expedited Redemption or have a Systematic Withdrawal Plan if they have been issued share certificates.

    The Trust reserves the right to reject any purchase order (including an exchange into the Series) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares" below.

    Your dealer is responsible for forwarding payment promptly to the Trust. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the third business day following the investment.

    Transactions in Trust shares may be subject to postage and handling charges imposed by your dealer.


    In connection with the sale of shares of the Series, the Manager, the Distributor or one of their affiliates may pay dealers, financial advisers and other persons which distribute shares a finders' fee based on a percentage of the net asset value of shares by such persons. For more information about shares of the Trust contact your Prudential Securities financial adviser or Prusec representative or telephone the Trust at (800) 225-1852. Participants in programs sponsored by Prudential Retirement Services should contact their client representative for more information about Class Z shares.

    CLASS Z SHARES

    Class Z shares of the Series are available for purchase by the following categories of investors:

    (i) pension,  profit-sharing or other employee benefit plans qualified under
Section 401 of the Internal Revenue Code, deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code, and non-qualified plans for which the Series is an available option (collectively, Benefit Plans), provided such Benefit Plans (in combination with other plans sponsored by the same employer or group of related employers) have at least $50 million in defined contribution assets; (ii) participants in any fee-based program sponsored by Prudential Securities or its affiliates which includes mutual funds as investment options and for which the Series is an available option; and (iii) investors who were, or had executed a letter of intent to become, shareholders of any series of Prudential Dryden Fund (Dryden Fund) on or before one or more series of Dryden Fund reorganized or who on that date had investments in certain products for which Dryden Fund provided exchangeability. After a Benefit Plan qualifies to purchase Class Z shares, all subsequent purchases will be for Class Z shares.


    PURCHASES THROUGH PRUDENTIAL SECURITIES. Shares of the Series may be purchased through Prudential Securities at the net asset value next computed after your order is received. Prudential Securities will transmit your order to the Trust on the next business day for settlement that day and you will begin earning dividends on the second business day after receipt of your order by Prudential Securities. Prudential Securities will have the use of any free credit balances (I.E., immediately available funds) held in your account until they are delivered to the Trust in connection with your purchase.

    Shares of the Series purchased by Prudential Securities on behalf of its clients will be held by Prudential Securities as record holder. Prudential Securities will thereafter receive statements and dividends directly from the Trust and will in turn provide investors with Prudential Securities account statements reflecting Series purchases, redemptions and dividend payments.

    Prudential Securities clients wishing additional information concerning investment in Series shares made through Prudential Securities should call their Prudential Securities financial adviser.

    PURCHASES THROUGH PRUSEC. You may purchase shares of the Series by placing an order with your Prusec registered representative accompanied by payment for the purchase price of such shares and, in the case of a new account, a completed Application Form. You should also submit an IRS Form W-9. The Prusec registered representative will then forward these items to the Transfer Agent. See "Purchase by Mail" below.

    PURCHASE BY WIRE. For an initial purchase of shares of the Series by wire, you must first telephone PMFS at (800) 225-1852 to receive an account number. The following information will be requested: your name, address, tax identification number, dividend and distribution elections, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company, Boston, Massachusetts, Custody and Shareholder Services Division, Attention: Prudential Government Securities Trust, (Short-Intermediate Term Series), specifying on the wire the account number assigned and your name and identifying the class in which you are eligible to invest (Class A or Class Z shares).


    If you arrange for receipt by State Street of Federal Funds prior to 4:15 P.M., New York time, on a business day, you may purchase Series shares as of that day and earn dividends commencing on the next business day.


    In making a subsequent purchase utilizing Federal Funds, you should wire State Street directly and should be sure that the wire specifies Prudential Government Securities Trust (Short-Intermediate Term Series) Class A or Class Z shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing Federal Funds. The minimum amount which may be subsequently invested by wire is $1,000.

    PURCHASE BY MAIL. Purchase orders for which remittance is to be made by check must be submitted directly by mail to Prudential Mutual Fund Services LLC,
Attention: Investment Services, P.O. Box 15020, New Brunswick, New Jersey 08906-5020, together with payment for the purchase price of such shares and, in the case of a new account, a completed Application Form. You should also submit an IRS Form W-9. If PMFS receives your order to purchase shares of the Series and payment in proper form prior to 4:15 P.M., New York time, the purchase order will be effective on that day and you will begin earning dividends on the following business day. See "Taxes, Dividends and Distributions." Checks should be made payable to "Prudential Government Securities Trust, Short-Intermediate Term Series and should indicate Class A or Class Z shares." Certified checks are not necessary, but checks are accepted subject to collection at full face value in United States funds and must be drawn on a bank located in the United States. There are restrictions on the redemption of shares purchased by check while the funds are being collected. See "How to Sell Your Shares."



HOW TO SELL YOUR SHARES

    YOU CAN REDEEM YOUR SHARES AT ANY TIME FOR CASH AT THE NAV NEXT DETERMINED AFTER THE REDEMPTION REQUEST IS RECEIVED IN PROPER FORM BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES. SEE "HOW THE TRUST VALUES ITS SHARES."

Shares for which a redemption request is received by PMFS prior to 4:15 P.M., New York time, are entitled to a dividend on the day on which the request is received. By pre-authorizing Expedited Redemption, a shareholder may arrange to have payment for redeemed shares made in Federal Funds wired to the shareholder's bank, normally on the next bank business day following the date of receipt of the redemption instructions.  Should a shareholder redeem all of his or her shares, he  or
she  will  receive  the  amount  of  all  dividends   declared  for  the
month-to-date  on  those  shares.  Any  capital  gain  or  loss  realized  by a shareholder upon any redemption of Trust shares must be recognized for federal income tax purposes. See "Taxes, Dividends and Distributions."

    Prudential Securities clients for whom Prudential Securities has purchased shares of the Trust may have their shares redeemed by calling their Prudential Securities financial adviser.


    If redemption is requested by a corporation, partnership, trust or fiduciary, written evidence of authority acceptable to the Transfer Agent must be submitted before such request will be accepted. All correspondence and documents concerning redemptions should be sent to the Trust in care of its Transfer Agent, Prudential Mutual Fund Services LLC, Attention: Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

    If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Preferred Services offices. In the case of redemptions from a benefit plan that participates in the Prudential PruArray or Smartpath Program, if the proceeds of the redemption are invested in another investment option of such plan, in the name of the record holder and at the same address as reflected in the Transfer Agent's records, a signature guarantee is not required.

    PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL ORDINARILY BE MADE BY CHECK MAILED TO THE SHAREHOLDER'S ADDRESS WITHIN SEVEN DAYS AFTER RECEIPT OF THE REDEMPTION REQUEST IN PROPER ORDER. Such payment may be postponed or the right of redemption suspended at times (a) when the New York Stock Exchange is closed, for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets or (d) during any other period when the Securities and Exchange Commission, by order, so permits; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b), (c) or (d) exist.

    PAYMENT FOR REDEMPTION OF RECENTLY PURCHASED SHARES WILL BE DELAYED UNTIL THE TRUST OR ITS TRANSFER AGENT HAS BEEN ADVISED THAT THE PURCHASE CHECK HAS BEEN HONORED, UP TO 10 CALENDAR DAYS FROM THE TIME OF RECEIPT OF THE PURCHASE CHECK BY THE TRANSFER AGENT. SUCH DELAY MAY BE AVOIDED IF SHARES ARE PURCHASED BY WIRE OR BY CERTIFIED OR OFFICIAL BANK CHECK.

    EXPEDITED REDEMPTION. By pre-authorizing Expedited Redemption, you may arrange to have payment for redeemed shares made in Federal Funds wired to your bank, normally on the next business day following redemption. In order to use Expedited Redemption, you may so designate at the time the initial investment is made or at a later date. Once an Expedited Redemption authorization form has been completed, the signature on the authorization form guaranteed as set forth above and the form returned to PMFS, requests for redemption may be made by telegraph, letter or telephone. To request Expedited Redemption by telephone, you should call PMFS at (800) 225-1852. Calls must be received by PMFS before 4:15 P.M., New York time, to permit redemption as of such date. Requests by letter should be addressed to Prudential Mutual Fund Services LLC, Attention:
Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

    A signature guarantee is not required under Expedited Redemption once the authorization form is properly completed and returned. The Expedited Redemption privilege may be used to redeem shares in an amount of $200 or more, except that if an account for which Expedited Redemption is requested has a net asset value of less than $200, the entire account must be redeemed. The proceeds of redeemed shares in the amount of $1,000 or more are transmitted by wire to your account at a domestic commercial bank which is a member of the Federal Reserve System. Proceeds of less than $1,000 are forwarded by check to your designated bank account.

    DURING   PERIODS  OF  SEVERE  MARKET  OR  ECONOMIC   CONDITIONS,   EXPEDITED
REDEMPTIONS MAY BE DIFFICULT TO IMPLEMENT AND YOU SHOULD REDEEM YOUR SHARES BY MAIL AS DESCRIBED ABOVE.

    REDEMPTION IN KIND. If the Trustees determine that it would be detrimental to the best interests of the remaining shareholders of the Series to make payment wholly or partly in cash, the Trust may pay the redemption price in whole or in part by a distribution in kind of securities from the portfolio of the Series, in lieu of cash in conformity with applicable rules of the Securities and Exchange Commission. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. See "How the Trust Values its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Trust, however, has elected to be governed by Rule 18f-1 under the Investment Company Act pursuant to which the Trust is obligated to redeem shares solely in cash up to the lesser of $250,000 or one percent of the net asset value of the Series during any 90-day period for any one shareholder.

    INVOLUNTARY REDEMPTION. In order to reduce the expenses of the Trust, the Trustees may redeem all of the shares of any shareholder whose account has a net asset value of less than $500 due to a redemption. The Trust would give shareholders whose shares were being redeemed 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption.

    90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the Trust at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any CDSC paid in connection with such redemption will be credited (in shares) to your account. (If less than a full repurchase is made, the credit will be on a PRO RATA basis.) You must notify the Trust's Transfer Agent, either directly or through Prudential Securities, at the time the repurchase privilege is exercised to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. Exercise of the repurchase privilege will not affect the federal income tax treatment of any gain realized upon the redemption. However, if the redemption was made within a 30-day period of the repurchase, and if the redemption resulted in a loss, some or all of the loss, depending on the amount reinvested, will not be allowed for federal income tax purposes.

    CLASS B AND CLASS C PURCHASE PRIVILEGE. You may direct that the proceeds of the redemption of Fund shares be invested in Class B or Class C shares of any Prudential Mutual Fund by calling your Prudential Securities financial adviser or the Transfer Agent at (800) 225-1852. The transaction will be effected on the basis of the relative NAV.

HOW TO EXCHANGE YOUR SHARES


    AS A SHAREHOLDER OF THE SERIES, YOU MAY EXCHANGE YOUR SHARES FOR SHARES OF OTHER SERIES OF THE TRUST AND CERTAIN OTHER PRUDENTIAL MUTUAL FUNDS, INCLUDING MONEY MARKET FUNDS AND FUNDS SOLD WITH AN INITIAL SALES CHARGE, SUBJECT TO THE MINIMUM INVESTMENT REQUIREMENTS OF SUCH FUNDS ON THE BASIS OF RELATIVE NAV. You may exchange your Class A or Class Z shares for Class A or Class Z shares, respectively, of the Prudential Mutual Funds on the basis of the relative NAV plus the applicable sales charge. No additional sales charge is imposed in connection with subsequent exchanges. You may not exchange your shares for Class B shares of the Prudential Mutual Funds, except that shares acquired prior to January 22, 1990 subject to a contingent deferred sales charge can be exchanged for Class B shares. You may not exchange your shares for Class C shares of the Prudential Mutual Funds. See "How to Sell Your Shares-Class B and Class C Purchase Privilege" above and "Shareholder Investment Account-Exchange Privilege" in the Statement of Additional Information. An exchange will be treated as a redemption and purchase for tax purposes.

    Class Z shareholders of the Series may exchange their Class Z shares for Class Z shares of other Prudential Mutual Funds on the basis of relative net asset value. Shareholders who qualify to purchase Class Z shares (other than participants in any fee-based program) will have their Class A shares exchanged for Class Z shares on a quarterly basis. Participants in any fee-based program for which the Series is an available option will have their Class A shares, if any, exchanged for Class Z shares when they elect to have those assets become a part of the fee-based program. Upon leaving the program (whether voluntarily or not), such Class Z shares (and, to the extent provided for in the program, Class Z shares acquired through participation in the program) will be exchanged for Class A shares at net asset value. Similarly, participants in the PSI 401(k) Plan, an employee benefit plan sponsored by Prudential Securities (the PSI 401(k) Plan) for which the Series' Class Z shares are an available option and who wish to transfer their Class Z shares out of the PSI 401(k) Plan following separation from service (i.e., voluntary or involuntary termination of employment or retirement) will have their Class Z shares exchanged for Class A shares at net asset value.


    IN ORDER TO EXCHANGE SHARES BY TELEPHONE, YOU MUST AUTHORIZE TELEPHONE EXCHANGES ON YOUR INITIAL APPLICATION FORM OR BY WRITTEN NOTICE TO THE TRANSFER AGENT AND HOLD SHARES IN NON-CERTIFICATE FORM. Thereafter, you may call the Trust at (800) 225-1852 to execute a telephone exchange of shares, on weekdays, except holidays, between the hours of 8:00 A.M. and 6:00 P.M., New York time. For your protection and to prevent fradulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. NEITHER THE TRUST NOR ITS AGENTS WILL BE LIABLE FOR ANY LOSS, LIABILITY OR COST WHICH RESULTS FROM ACTING UPON INSTRUCTIONS REASONABLY BELIEVED TO BE GENUINE UNDER THE FOREGOING PROCEDURES. (THE TRUST OR ITS AGENTS COULD BE SUBJECT TO LIABILITY IF THEY FAIL TO EMPLOY REASONABLE PROCEDURES.) All exchanges will be made on the basis of the relative NAV of the two funds (or series) next determined after the request is received in good order. The Exchange Privilege is available only in states where the exchange may legally be made.

    IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, YOU MUST EXCHANGE YOUR SHARES BY CONTACTING YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER. IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE
CERTIFICATES, MUST BE RETURNED IN ORDER FOR THE SHARES TO BE EXCHANGED. SEE "PURCHASE AND REDEMPTION OF TRUST SHARES-HOW TO SELL YOUR SHARES" ABOVE.


    You may also exchange shares by mail by writing to Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

    IN PERIODS OF SEVERE MARKET OR ECONOMIC CONDITIONS, THE TELEPHONE EXCHANGE OF SHARES MAY BE DIFFICULT TO IMPLEMENT AND YOU SHOULD MAKE EXCHANGES BY MAIL BY WRITING TO PRUDENTIAL MUTUAL FUND SERVICES LLC, AT THE ADDRESS NOTED ABOVE.


    The Exchange Privilege may be modified or terminated at any time on 60 days' notice to shareholders.

SHAREHOLDER SERVICES

    In addition to the exchange privilege, as a shareholder in the Trust, you can take advantage of the following additional services and privileges:

    *AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS. For your convenience, all dividends and distributions are automatically reinvested in full and fractional shares of the Series at NAV. You may direct the Transfer Agent in writing not less than 5 full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold your shares through Prudential Securities, you should contact your financial adviser.

    *AUTOMATIC SAVINGS ACCUMULATION PLAN (ASAP). Under ASAP you may make regular purchases of Series shares in amounts as little as $50 via an automatic charge to a bank account or Prudential Securities account (including a Command Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.

    *TAX-DEFERRED RETIREMENT PLANS. Various tax-deferred retirement plans, including a 401(k) plan, self-directed individual retirement accounts and "tax-sheltered accounts" under Section 403(b)(7) of the Internal Revenue Code are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment of these plans, the administration, custodial fees and other details is available from Prudential Securities or the Transfer Agent. If you are considering adopting such a plan, you should consult with your own legal or tax adviser with respect to the establishment and maintenance of such a plan.

    *SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available for shareholders which provides for monthly or quarterly checks. For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.


    *REPORTS TO SHAREHOLDERS. The Trust will send you the Series' annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses the Trust will provide one annual report and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports by calling (800) 225-1852 or by writing to the Trust at Gateway Center Three, Newark, New Jersey 07102-4077. In addition, monthly unaudited financial data is available upon request from the Trust.

    *SHAREHOLDER INQUIRIES. Inquiries should be addressed to the Trust at Gateway Center Three, Newark, New Jersey 07102-4077, or by telephone, at (800) 225-1852 (toll free) or, from outside the U.S.A., at (908) 417-7555 (collect).


    For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.

-------------------------------------------------------------------------------
                        THE PRUDENTIAL MUTUAL FUND FAMILY
-------------------------------------------------------------------------------

    Prudential Mutual Fund Management offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec registered representative or telephone the Trust at (800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.

-------------------------------------------------------------------------------
(left column)

     TAXABLE BOND FUNDS

Prudential Diversified Bond Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
    Short-Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential Mortgage Income Fund, Inc.
Prudential Structured Maturity Fund, Inc.
    Income Portfolio
The BlackRock Government Income Trust

     TAX-EXEMPT BOND FUNDS

Prudential California Municipal Fund
    California Series
    California Income Series
Prudential Municipal Bond Fund
    High Yield Series
    Insured Series
    Intermediate Series
Prudential Municipal Series Fund
    Florida Series
    Hawaii Income Series
    Maryland Series
    Massachusetts Series
    Michigan Series
    New Jersey Series
    New York Series
    North Carolina Series
    Ohio Series
    Pennsylvania Series
Prudential National Municipals Fund, Inc.

          GLOBAL FUNDS


Prudential Emerging Growth Fund, Inc.
Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Limited Maturity Fund, Inc.
  Limited Maturity Portfolio
Prudential Intermediate Global Income Fund, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
    Global Series
    International Stock Series
Global Utility Fund, Inc.
The Global Government Plus Fund, Inc.
The Global Total Return Fund, Inc.


(right column)

          EQUITY FUNDS


Prudential Allocation Fund
    Balanced Portfolio
    Strategy Portfolio
Prudential Distressed Securities Fund, Inc.
Prudential Dryden Fund
    Prudential Active Balanced Fund
    Prudential Stock Index Fund
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Jennison Series Fund, Inc.
    Prudential Jennison Growth Fund
    Prudential Jennison Growth & Income Fund
Prudential Multi-Sector Fund, Inc.
Prudential Small Companies Fund, Inc.
Prudential Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
    Nicholas-Applegate Growth Equity Fund


          MONEY MARKET FUNDS


  * TAXABLE MONEY MARKET FUNDS
Prudential Government Securities Trust
    Money Market Series
    U.S. Treasury Money Market Series
Prudential Special Money Market Fund, Inc.
    Money Market Series
Prudential MoneyMart Assets, Inc.


  * TAX-FREE MONEY MARKET FUNDS
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
    California Money Market Series
Prudential Municipal Series Fund
    Connecticut Money Market Series
    Massachusetts Money Market Series
    New Jersey Money Market Series
    New York Money Market Series

  * COMMAND FUNDS
Command Money Fund
Command Government Fund
Command Tax-Free Fund

  * INSTITUTIONAL MONEY MARKET FUNDS
Prudential Institutional Liquidity Portfolio, Inc.
    Institutional Money Market Series

-------------------------------------------------------------------------------
                                      A-1

(left column)

No dealer, sales representative or any other person has been authorized to give any information or to make any represen-tations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Trust or the Distributor. This Prospectus does not constitute an offer by the Trust or by the Distributor to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


                   TABLE OF CONTENTS

                                                 Page
                                                 ----
TRUST HIGHLIGHTS.................................   2
   What are the Series' Risk Factors
     and Special Characteristics? ...............   2
TRUST EXPENSES...................................   4
FINANCIAL HIGHLIGHTS.............................   5
HOW THE TRUST INVESTS............................   6
   Investment Objective and Policies.............   6
   Other Investments and Policies................   8
   Other Investments and Investment Techniques ..  11
Investment Restrictions..........................  16
HOW THE TRUST IS MANAGED.........................  16
   Manager.......................................  17
   Distributor...................................  18
   Portfolio Transactions........................  19
   Custodian and Transfer and
       Dividend Disbursing Agent.................  19
HOW THE TRUST VALUES ITS SHARES..................  20
HOW THE TRUST CALCULATES PERFORMANCE..............  20
TAXES, DIVIDENDS AND DISTRIBUTIONS...............  20
GENERAL INFORMATION..............................  22
   Description of Shares.........................  22
   Additional Information........................  23
SHAREHOLDER GUIDE................................  23
   How to Buy Shares of the Trust................  23
   How to Sell Your Shares.......................  25
   How to Exchange Your Shares...................  27
   Shareholder Services .........................  28
THE PRUDENTIAL MUTUAL FUND FAMILY................ A-1

111A                                          4440381

----------------------------------------------------
                  Class A: 744342 10 6
      CUSIP Nos.:
                  Class Z: 744342 60 1


                     PRUDENTIAL GOVERNMENT SECURITIES TRUST

                     --------------------------------------
                     SHORT-INTERMEDIATE TERM SERIES


                                  PROSPECTUS
                               FEBRUARY 3, 1997

                                    [LOGO]

                               PRUDENTIAL MUTUAL FUNDS


                          Supplement dated September 8, 1997


    The following information supplements the Fund's Prospectus by adding new language to the SHAREHOLDER GUIDE portion of the Prospectus. This new language becomes effective immediately.

                                  SHAREHOLDER GUIDE

    The Fund and the other Prudential Mutual Funds are not intended to serve as vehicles for frequent trading in response to short-term fluctuations in the market. Due to the disruptive effect that the market timing investment strategies and excessive trading can have on efficient portfolio management, each Prudential Mutual Fund and the Fund reserves the right to refuse purchase orders and exchanges by any person, group or commonly controlled accounts, if, in the Manager's sole judgment, such person, group or accounts were following a market timing strategy or were otherwise engaging in excessive trading ("Market Timers").

    To implement this authority to protect the Fund and its shareholders from excessive trading, the Fund will reject all exchanges and purchases from a Market Timer unless the Market Timer has entered into a written agreement with the Fund or its affiliates pursuant to which the Market Timer has agreed to abide by certain procedures, which include a daily dollar limit on trading. The Fund may notify the Market Timer of rejection of an exchange or purchase order subsequent to the day on which the order was placed.

    Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this Supplement relates.

       NAME OF FUND                                         PROSPECTUS DATE
       ------------                                         ---------------

       The BlackRock Government Income Trust                August 28, 1997
       The Global Total Return Fund, Inc.                   February 28, 1997
       Command Government Fund                              August 28, 1997
       Command Money Fund                                   August 28, 1997
       Command Tax-Free Fund                                August 28, 1997
       Global Utility Fund, Inc.                            November 29, 1996
       Nicholas-Applegate Fund, Inc.                        March 4, 1997
       Prudential Balanced Fund                             September 27, 1996
       Prudential California Municipal Fund
         (California Series)                                November 1, 1996
         (California Income Series)                         November 1, 1996
       Prudential Distressed Securities Fund, Inc.          January 29, 1997
       Prudential Diversified Bond Fund, Inc.               March 25, 1997
       Prudential Dryden Fund
         (Stock Index Fund)                                 June 18, 1997
         (Active Balanced Fund)                             November 29, 1996
       Prudential Emerging Growth Fund, Inc.                November 18, 1996
       Prudential Equity Fund, Inc.                         March 5, 1997
       Prudential Equity Income Fund                        December 30, 1996
       Prudential Europe Growth Fund, Inc.                  July 1, 1997
       Prudential Global Genesis Fund, Inc.                 July 30, 1997
       Prudential Global Limited Maturity Fund, Inc.        December 30, 1996

       NAME OF FUND                                         PROSPECTUS DATE
       ------------                                         ---------------
       Prudential Government Income Fund, Inc.              May 1, 1997
       Prudential Government Securities Trust
         (Short-Intermediate Series)                        February 3, 1997
         (Money Market Series)                              February 3, 1997
         (U.S. Treasury Money Market Series)                February 3, 1997
       Prudential High Yield Fund, Inc.                     March 6, 1997
       Prudential Institutional Liquidity Portfolio, Inc.   July 9, 1997
       Prudential Intermediate Global Income Fund, Inc.     February 28, 1997
       Prudential International Bond Fund, Inc.             August 8, 1997
       Prudential Jennison Series Fund, Inc.
         (Prudential Jennison Growth Fund)                  January 13, 1997
         (Prudential Jennison Growth and Income Fund)       January 13, 1997
       Prudential MoneyMart Assets, Inc.                    February 28, 1997
       Prudential Mortgage Income Fund, Inc.                March 5, 1997
       Prudential Multi-Sector Fund, Inc.                   June 30, 1997
       Prudential Municipal Bond Fund
         (High Yield Series)                                July 2, 1997
         (Intermediate Series)                              July 2, 1997
         (Insured Series)                                   July 2, 1997
       Prudential Municipal Series Fund
         (Connecticut Money Market Series)                  November 1, 1996
         (Florida Series)                                   November 1, 1996
         (Maryland Series)                                  November 1, 1996
         (Massachusetts Money Market Series)                November 1, 1996
         (Massachusetts Series)                             November 1, 1996
         (Michigan Series)                                  November 1, 1996
         (New Jersey Money Market Series)                   November 1, 1996
         (New Jersey Series)                                November 1, 1996
         (New York Money Market Series)                     November 1, 1996
         (New York Series)                                  November 1, 1996
         (North Carolina Series)                            November 1, 1996
         (Ohio Series)                                      November 1, 1996
         (Pennsylvania Series)                              November 1, 1996
       Prudential National Municipals Fund, Inc.            March 6, 1997
       Prudential Natural Resources Fund, Inc.              July 30, 1997
       Prudential Pacific Growth Fund, Inc.                 January 7, 1997
       Prudential Small Company Value Fund, Inc.            January 24, 1997
       Prudential Special Money Market Fund, Inc.           August 27, 1997
       Prudential Structured Maturity Fund, Inc.            March 3, 1997
       Prudential Tax-Free Money Fund, Inc.               February 28, 1997
       Prudential Utility Fund, Inc.                        March 5, 1997
       Prudential World Fund, Inc.
         (Global Series)                                    January 16, 1997
         (International Stock Series)                       January 16, 1997
       The Target Portfolio Trust                           April 7, 1997

                           PRUDENTIAL MUTUAL FUNDS

                       Supplement dated March 17, 1997

     The following information supplements the Prospectus of each of the Funds listed below:

                              SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUND--CLASS Z SHARES

     Class Z shares are currently available for purchase by the following categories of investors: (i) pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code, deferred compensation plans and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code, and non-qualified plans for which the Fund is an available option (collectively, Benefit Plans), provided that such Benefit Plans (in combination with other plans sponsored by the same employer or group of related employers) have at least $50 million in defined contribution assets; (ii) participants in any fee-based program or trust program sponsored by Prudential Securities Incorporated (Prudential Securities), The Prudential Savings Bank, F.S.B. (or any affiliate) which includes mutual funds as investment options and for which the Fund is an available option; (iii) certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by The Prudential Insurance Company of America (Prudential) for whom Class Z shares of the Prudential Mutual Funds are an available investment option; (iv) Benefit Plans for which Prudential Retirement Services serves as record keeper and as of September 20, 1996, (a) were Class Z shareholders of the Prudential Mutual Funds, or (b) executed a letter of intent to purchase Class Z shares of the Prudential Mutual Funds;
(v) the Prudential Securities Cash Balance Pension Plan, an employee defined benefit plan sponsored by Prudential Securities (only applicable to Prudential Equity Income Fund, Prudential Europe Growth Fund, Inc. and Prudential Pacific Growth Fund, Inc.); (vi) current and former Directors/Trustees of the Prudential Mutual Funds (including the Fund); and
(vii) employees of Prudential and/or Prudential Securities who participate in a Prudential-sponsored employee savings plan.

     Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this supplement relates.

NAME OF FUND                                          DATE OF PROSPECTUS
------------                                          ------------------
The Global Government Plus Fund, Inc.                 February 28, 1997
The Global Total Return Fund, Inc.                    February 28, 1997
Global Utility Fund, Inc.                             November 29, 1996
Nicholas-Applegate Fund, Inc.                         March 4, 1997
  Nicholas-Applegate Growth Equity Fund
Prudential Allocation Fund                            September 27, 1996
Prudential California Municipal Fund
  California Income Series                            November 1, 1996
  California Series                                   November 1, 1996
Prudential Diversified Bond Fund, Inc.                September 12, 1996
Prudential Dryden Fund                                November 29, 1996
Prudential Emerging Growth Fund, Inc.                 November 18, 1996
Prudential Equity Fund, Inc.                          March 5, 1997
Prudential Equity Income Fund                         December 30, 1996

NAME OF FUND                                          DATE OF PROSPECTUS
------------                                          ------------------
Prudential Europe Growth Fund, Inc.                   July 2, 1996
                                                        as supplemented
                                                        September 12, 1996
Prudential Global Genesis Fund, Inc.                  September 12, 1996
Prudential Global Limited Maturity Fund, Inc.         December 30, 1996
  Limited Maturity Portfolio
Prudential Government Income Fund, Inc.               April 30, 1996
                                                        as supplemented
                                                        September 12, 1996
Prudential Government Securities Trust
  Money Market Series                                 February 3, 1997
  Short-Intermediate Term Series                      February 3, 1997
  U.S. Treasury Money Market Series                   February 3, 1997
Prudential High Yield Fund, Inc.                      March 6, 1997
Prudential Intermediate Global Income Fund, Inc.      February 28, 1997
Prudential Jennison Series Fund, Inc.                 January 13, 1997
  Prudential Jennison Growth Fund
  Prudential Jennison Growth & Income Fund
Prudential MoneyMart Assets, Inc.                     February 28, 1997
Prudential Mortgage Income Fund, Inc.                 March 5, 1997
Prudential Multi-Sector Fund, Inc.                    June 28, 1996
                                                        as supplemented on
                                                        September 12, 1996
Prudential Municipal Bond Fund                        September 12, 1996
  High Yield Series
  Insured Series
  Intermediate Series
Prudential Municipal Series Fund
  Florida Series                                      November 1, 1996
  Massachusetts Series                                December 2, 1996
  New Jersey Series                                   November 1, 1996
  New York Series                                     November 1, 1996
Prudential Natural Resources Fund, Inc.               September 12, 1996
Prudential Pacific Growth Fund, Inc.                  January 7, 1997
Prudential Small Companies Fund, Inc.                 January 24, 1997
Prudential Structured Maturity Fund, Inc.             March 3, 1997
Prudential Utility Fund, Inc.                         March 5, 1997
Prudential World Fund                                 January 16, 1997
  Global Series
  International Series